Exhibit 99.1

                                                        EXECUTION COPY


                        AGREEMENT AND PLAN OF MERGER



                         dated as of July 14, 1997

                                   among

                           FLO-SUN INCORPORATED,

                            XSF Holdings, Inc.,

                              DXE Merger Corp.

                                    and

                     Savannah Foods & Industries, Inc.




                             TABLE OF CONTENTS

                                                                  Page

                                 ARTICLE I
                                 THE MERGER

          1.01.  The Merger  . . . . . . . . . . . . . . . . . . .   2
          1.02.  Effective Time; Closing . . . . . . . . . . . . .   2
          1.03.  Effect of the Merger  . . . . . . . . . . . . . .   2
          1.04.  Certificate of Incorporation; By-Laws . . . . . .   3
          1.05.  Directors and Officers  . . . . . . . . . . . . .   3

                                 ARTICLE II

             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          2.01.  Conversion of Securities  . . . . . . . . . . . .   3
          2.02.  Exchange of Certificates  . . . . . . . . . . . .   4
          2.03.  Stock Transfer Books  . . . . . . . . . . . . . .   6
          2.04.  Stock Options . . . . . . . . . . . . . . . . . .   6

                                ARTICLE  III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          3.01.  Organization and Qualification; Subsidiaries  . .   7
          3.02.  Certificate of Incorporation and By-Laws  . . . .   8
          3.03.  Capitalization  . . . . . . . . . . . . . . . . .   8
          3.04.  Authority Relative to this Agreement  . . . . . .   9
          3.05.  No Conflict; Required Filings and Consents  . . .  10
          3.06.  Permits; Compliance . . . . . . . . . . . . . . .  10
          3.07.  SEC Filings; Financial Statements . . . . . . . .  11
          3.08.  Absence of Certain Changes or Events  . . . . . .  12
          3.09.  Absence of Litigation . . . . . . . . . . . . . .  13
          3.10.  Employee Benefit Plans; Labor Matters . . . . . .  13
          3.11.  Intellectual Property . . . . . . . . . . . . . .  16
          3.12.  Taxes . . . . . . . . . . . . . . . . . . . . . .  17
          3.13.  Environmental Matters . . . . . . . . . . . . . .  17
          3.14.  Products  . . . . . . . . . . . . . . . . . . . .  18
          3.15.  Properties and Assets; Real Property and Leases .  18
          3.16.  Insurance . . . . . . . . . . . . . . . . . . . .  19
          3.17.  Opinion of Financial Advisor  . . . . . . . . . .  20
          3.18.  Vote Required . . . . . . . . . . . . . . . . . .  20
          3.19.  Brokers . . . . . . . . . . . . . . . . . . . . .  20
          3.20.  Company Rights Agreement  . . . . . . . . . . . .  20

                                 ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF FSI, NEWCO AND MERGER SUB

          4.01.  Organization and Qualification; Subsidiaries  . .  20
          4.02.  Certificate of Incorporation and By-Laws  . . . .  22
          4.03.  Capitalization  . . . . . . . . . . . . . . . . .  22
          4.04.  Authority Relative to this Agreement  . . . . . .  23
          4.05.  No Conflict; Required Filings and Consents  . . .  24
          4.06.  Permits; Compliance . . . . . . . . . . . . . . .  24
          4.07.  Financial Statements; Information Memorandum  . .  25
          4.08.  Absence of Certain Changes or Events  . . . . . .  26
          4.09.  Absence of Litigation . . . . . . . . . . . . . .  27
          4.10.  Employee Benefit Plans; Labor Matters . . . . . .  27
          4.11.  Intellectual Property . . . . . . . . . . . . . .  30
          4.12.  Taxes . . . . . . . . . . . . . . . . . . . . . .  31
          4.13.  Environmental Matters . . . . . . . . . . . . . .  31
          4.14.  Products  . . . . . . . . . . . . . . . . . . . .  31
          4.15.  Properties and Assets; Real Property and Leases .  32
          4.16.  Insurance . . . . . . . . . . . . . . . . . . . .  32
          4.17.  Brokers . . . . . . . . . . . . . . . . . . . . .  33
          4.18.  Opinions of Financial Advisors  . . . . . . . . .  33
          4.19.  Contracts . . . . . . . . . . . . . . . . . . . .  33
          4.20.  Restructuring Agreement . . . . . . . . . . . . .  33

                                 ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE MERGER

          5.01.  Conduct of Business by the Company Pending the
                   Merger  . . . . . . . . . . . . . . . . . . . .  34
          5.02.  Conduct of Business by the Flo-Sun Subsidiaries
                   Pending the Merger  . . . . . . . . . . . . . .  37
          5.03.  Government Filings  . . . . . . . . . . . . . . .  40

                                 ARTICLE VI

                           ADDITIONAL AGREEMENTS

          6.01.  Company Stockholders' Meeting . . . . . . . . . .  40
          6.02.  Registration Statement; Proxy Statement . . . . .  41
          6.03.  Access to Information; Confidentiality  . . . . .  42
          6.04.  Approvals and Consents; Cooperation . . . . . . .  43
          6.05.  No Solicitation of Transactions . . . . . . . . .  44
          6.06.  Employee Benefits Matters . . . . . . . . . . . .  45
          6.07.  Directors' and Officers' Indemnification and
                   Insurance . . . . . . . . . . . . . . . . . . .  45
          6.08.  Obligations of Newco and Merger Sub . . . . . . .  46
          6.09.  Affiliates' Letters . . . . . . . . . . . . . . .  46
          6.10.  Letters of Accountants  . . . . . . . . . . . . .  46
          6.11.  Listing Market  . . . . . . . . . . . . . . . . .  47
          6.12.  Tax Matters . . . . . . . . . . . . . . . . . . .  47
          6.13.  Newco Governance  . . . . . . . . . . . . . . . .  48
          6.14.  Company Rights Plan . . . . . . . . . . . . . . .  48
          6.15.  Restructuring Agreement . . . . . . . . . . . . .  48
          6.16.  Public Announcements  . . . . . . . . . . . . . .  49
          6.17.  Subsequent Financial Statements . . . . . . . . .  49

                                ARTICLE VII
                          CONDITIONS TO THE MERGER

          7.01.  Conditions to the Obligations of Each Party . . .  51
          7.02.  Conditions to the Obligations of FSI, Newco and
                   Merger Sub  . . . . . . . . . . . . . . . . . .  52
          7.03.  Conditions to the Obligations of the Company  . .  52

                                ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER

          8.01.  Termination . . . . . . . . . . . . . . . . . . .  53
          8.02.  Effect of Termination . . . . . . . . . . . . . .  55
          8.03.  Amendment . . . . . . . . . . . . . . . . . . . .  55
          8.04.  Waiver  . . . . . . . . . . . . . . . . . . . . .  55
          8.05.  Expenses  . . . . . . . . . . . . . . . . . . . .  56

                                 ARTICLE IX

                             GENERAL PROVISIONS

          9.01.  Non-Survival of Representations, Warranties and
                   Agreements  . . . . . . . . . . . . . . . . . .  57
          9.02.  Notices . . . . . . . . . . . . . . . . . . . . .  57
          9.03.  Certain Definitions . . . . . . . . . . . . . . .  58
          9.04.  Severability  . . . . . . . . . . . . . . . . . .  60
          9.05.  Assignment  . . . . . . . . . . . . . . . . . . .  60
          9.06.  Interpretation  . . . . . . . . . . . . . . . . .  60
          9.07.  Specific Performance  . . . . . . . . . . . . . .  61
          9.08.  Governing Law . . . . . . . . . . . . . . . . . .  61
          9.09.  Parties in Interest . . . . . . . . . . . . . . .  61
          9.10.  Counterparts  . . . . . . . . . . . . . . . . . .  61
          9.11.  Waiver of Jury Trial  . . . . . . . . . . . . . .  61
          9.12.  Entire Agreement  . . . . . . . . . . . . . . . .  61



     EXHIBITS

          Exhibit A -- Restructuring Agreement
          Exhibit 6.09 -- Form of Affiliate Letter
          Exhibit 7.03(c) -- Forms of Tax Representation Certificate

     ANNEXES

          Annex A -- Agreements Respecting Plans and Other Employee
                       Benefit Matters
          Annex B -- Corporate Governance Matters



               AGREEMENT AND PLAN OF MERGER dated as of July 14, 1997 (this "AGREEMENT") among XSF Holdings, Inc., a Delaware corporation ("NEWCO"), DXE Merger Corp., a Delaware corporation and a wholly owned subsidiary of Newco ("MERGER SUB"), Savannah Foods & Industries, Inc., a Delaware corporation (the "COMPANY"), and Flo-Sun Incorporated, a Florida corporation ("FSI").

               WHEREAS, FSI and Newco are parties to a Restructuring Agreement, dated as of July 10, 1997, a copy of which is attached hereto as Exhibit A (the "RESTRUCTURING AGREEMENT"), pursuant to which Newco has agreed to acquire securities issued by Okeelanta Corporation, a Delaware corporation ("OKEELANTA"), Flo-Sun Land Corporation, a Florida corporation, ("FSL"), and ODH Corporation, a Delaware corporation ("ODH" and, together with Okeelanta and FSL, the "RESTRUCTURED COMPANIES"), (a) from the holders thereof other than FSI, in exchange for shares of Class A Common Stock, par value $.01 per share ("CLASS A COMMON STOCK"), of Newco and (b) from FSI, in exchange for shares of Class B Common Stock, par value $.01 per share ("CLASS B COMMON STOCK" and, together with Class A Common Stock, "NEWCO COMMON STOCK"), of Newco (such exchanges being referred to herein as the "EXCHANGES"; the Exchanges and the other transactions contemplated by the Restructuring Agreement being referred to herein as the "RESTRUCTURING");

               WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), will merge with and into the Company (the "MERGER" and, together with the other transactions contemplated by this Agreement and with the Restructuring, the "TRANSACTIONS");

               WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") (a) has determined that the Merger is in the best interests of the Company and its stockholders and approved and adopted this Agreement and approved the transactions contemplated hereby and (b) has recommended approval and adoption of this Agreement and approval of the Merger by the stockholders of the Company;

               WHEREAS, the Boards of Directors of Merger Sub and
     Newco, as sole stockholder of Merger Sub, have each approved and adopted this Agreement and have each approved the Merger;

               WHEREAS, the Boards of Directors of Newco (the "NEWCO BOARD") and FSI, as sole stockholder of Newco, have each approved and adopted this Agreement and the Restructuring Agreement and have each approved the Transactions;

               WHEREAS, the Board of Directors of FSI has approved and adopted this Agreement and the Restructuring Agreement and has approved the Transactions;

               WHEREAS, for Federal income tax purposes, it is intended that this Agreement will qualify as a plan of reorganization, and that the Merger will be treated as a reorganization governed by Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE");

               WHEREAS, for Federal income tax purposes, it is intended that the Transactions will be treated as a transfer of property governed by Section 351 of the Code; and

               WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "purchase."

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, FSI, Newco, Merger Sub and the Company hereby agree as follows:

                                 ARTICLE I

                                 THE MERGER

               SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

               SECTION 1.02. Effective Time; Closing. (a) The closing of the Merger (the "CLOSING") will take place on the day (the "CLOSING DATE") that is two Business Days (as defined below) after satisfaction or waiver (subject to applicable Law (as defined below)) of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing Date), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto.

               (b) As soon as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "EFFECTIVE TIME" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger).

               SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               SECTION 1.04.  Certificate of Incorporation; By-Laws.
     (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation.

               (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

               SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each such director to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                 ARTICLE II

             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

               SECTION 2.01.  Conversion of Securities.  At the
     Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

               (a) each share of common stock, par value $0.25 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding (including the Benefit Trust Shares (as defined below)) immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(b)) shall (together, in each case, with the associated Company Right) be converted into the right to receive one share (the "EXCHANGE RATIO") of Class A Common Stock (the "MERGER CONSIDERATION");

               (b) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Newco or any direct or indirect wholly owned subsidiary of Newco or of the Company immediately prior to the Effective Time shall (together, in each case, with the associated Company Right) be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

               (c) each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued fully paid and nonassessable share of Common Stock of the Surviving Corporation.

               SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Newco shall deposit, or shall cause to be deposited, with a bank or trust company designated by FSI and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Class A Common Stock issuable pursuant to Section 2.01, as of the Effective Time (such certificates for shares of Class A Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"), in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Class A Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(e) hereof, the Exchange Fund shall not be used for any other purpose.

               (b) Exchange Procedures. As promptly as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and
     (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Class A Common Stock. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Class A Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Class A Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Class A Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

               (c) Distributions with Respect to Unexchanged Shares of Class A Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class A Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Class A Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Class A Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Class A Common Stock.

               (d) No Further Rights in Company Common Stock. All shares of Class A Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

               (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for three years after the Effective Time shall be delivered to Newco, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
     Article II shall thereafter look only to Newco for the shares of Class A Common Stock and any dividends or other distributions with respect to Class A Common Stock to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Newco free and clear of any claims or interest of any Person previously entitled thereto.

               (f) No Liability. Neither Newco nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Class A Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

               (g) Withholding Rights. Each of the Surviving Corporation and Newco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Newco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Newco, as the case may be.

               (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Class A Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Class A Common Stock deliverable in respect thereof pursuant to this Agreement.

               SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Newco for any reason shall be converted into shares of Class A Common Stock and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

               SECTION 2.04. Stock Options. (a) Prior to the Effective Time, the Company and Newco shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Company Common Stock (a "COMPANY OPTION"), under the Company's 1996 Equity Incentive Plan (the "COMPANY STOCK OPTION PLAN"), or otherwise granted by the Company outside of the Company Stock Option Plan, to be automatically converted at the Effective Time into an option (a "SUBSTITUTE OPTION") to purchase a number of shares of Class A Common Stock equal to the number of shares of Company Common Stock that could have been purchased (assuming full vesting) under such Company Option at a price per share of Class A Common Stock equal to the per-share option exercise price specified in the Company Option. Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Option (including the accelerated vesting of Company Options which shall occur by virtue of consummation of the Merger, to the extent required by the terms of such Company Options or the Company Stock Option Plan). The date of grant of the Substitute Option shall be the date on which the corresponding Company Option was granted. From and after the Effective Time, all references to the Company in the Company Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to Newco, which shall have assumed the Company Stock Option Plans as of the Effective Time. At the Effective Time, Newco shall issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Newco. It is the intention of the parties that, subject to applicable Law, the Substitute Options qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that the Company Options qualified as incentive stock options prior to the Effective Time.

               (b) Newco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Class A Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04. Promptly after the Effective Time, the shares of Class A Common Stock subject to Substitute Options shall be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and Newco shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, Newco shall use all reasonable efforts to cause the shares of Class A Common Stock subject to Substitute Options to be listed on the Listing Market (as defined below).

                                ARTICLE  III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as set forth in the Disclosure Schedule delivered by the Company to FSI, Newco and Merger Sub concurrently with the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to FSI, Newco and Merger Sub that:

               SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (a "COMPANY SUBSIDIARY") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary are duly qualified or licensed as a foreign corporation to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by the Company and the respective Company Subsidiaries or the nature of their respective businesses makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole.
     Section 3.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all of the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company and Company Subsidiaries, as the case may be, and the name of each other holder of any such outstanding capital stock or other equity interests and the percentage so held with respect to each such Company Subsidiary. There are no partnerships or joint venture arrangements or other business entities in which the Company or any Company Subsidiary owns an equity interest that is material to the business of the Company and the Company Subsidiaries taken as a whole.

               SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has made available to FSI and Newco complete and correct copies of its Certificate of Incorporation and By-Laws and the certificates of incorporation and by-laws or other comparable charter or organizational documents of the Company Subsidiaries, in each case as amended to the date of this Agreement. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.
     Except as would not have a Company Material Adverse Effect, no Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or other comparable charter or organizational documents.

               SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 64,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock ("COMPANY PREFERRED STOCK"). As of July 11, 1997, (i) 28,738,196 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and 2,500,000 of which are held by Wachovia Bank, N.A. (formerly Wachovia Bank of North Carolina, N.A.), as trustee of the trust created pursuant to the Savannah Foods & Industries, Inc. Benefit Trust Agreement (the "BENEFIT TRUST"; shares held by the trustee of the Benefit Trust immediately prior to the Effective Time being referred to herein as the "BENEFIT TRUST SHARES")), (ii) 2,568,604 shares of Company Common Stock are held in the treasury of the Company;
     (iii) 1,250,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Options and (iv) 1,000,000 shares of Company Preferred Stock are reserved for issuance pursuant to the Rights Agreement, dated as of March 31, 1989, between the Company and Citizens and Southern Trust Company, as Rights Agent (as amended, the "COMPANY RIGHTS AGREEMENT").
     Except for Company Options granted pursuant to the Company Stock Option Plan or pursuant to agreements or arrangements described in Section 3.03 of the Company Disclosure Schedule and the Preferred Stock Purchase Rights (the "COMPANY RIGHTS") issued pursuant to the Company Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock and Company Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Neither the Company nor any Company Subsidiary directly or indirectly owns, or has agreed to purchase or otherwise acquire, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity, assuming for such purpose the conversion of all securities convertible into such capital stock held by the Company or any Company Subsidiary and the exercise of all warrants, options and other rights of the Company or any Company Subsidiary to purchase such capital stock (other than the Company Subsidiaries set forth in Section 3.01 of the Company Disclosure Schedule). There are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

               SECTION 3.04.  Authority Relative to this Agreement.
     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by FSI, Newco and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

               (b) The Company Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the Knowledge (as defined below) of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

               SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any foreign or domestic Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Company Material Adverse Effect.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (as defined below), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" Laws ("BLUE SKY LAWS"), the New York Stock Exchange, Inc. (the "NYSE"), the Listing Market and state takeover Laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.06. Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect, and, as of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since October 3, 1993 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and
     (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIAL STATEMENTS") (i) was prepared from the books of account and other financial records of the Company and the consolidated Company Subsidiaries, (ii) was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect and the omission of footnotes).

               (c) The books of account and other financial records of the Company and the Company Subsidiaries from which the Company Financial Statements were prepared: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

               (d) Except for liabilities and obligations reflected on the September 29, 1996 consolidated balance sheet of the Company (including the notes thereto), liabilities and obligations disclosed in Company SEC Reports filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 29, 1996, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, are or are reasonably likely to be material to the Company and the Company Subsidiaries taken as a whole.

               (e) The Company has heretofore furnished to FSI complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Company with the SEC but that are currently in effect and that the Company expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

               SECTION 3.08. Absence of Certain Changes or Events. Since September 29, 1996, except as contemplated by this Agreement or as disclosed in Company SEC Reports filed prior to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect, (b) any change by the Company in its accounting methods, principles or practices, except as may be required by GAAP,
     (c) any damage, destruction or loss (whether or not covered by insurance) with respect to properties or assets of the Company or any Company Subsidiary that, individually or in the aggregate, is material to the Company and the Company Subsidiaries taken as a whole, (d) any declaration, setting aside or payment of any dividend or distribution in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities other than the previously declared regular quarterly dividend of $0.0375 per share of Company Common Stock,
     (e) any revaluation by the Company and the Company Subsidiaries of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (f) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice, (h) any acquisition or disposition by the Company of any material asset, except in the ordinary course of business consistent with past practice, (i) any incurrence, assumption or guarantee of any indebtedness or obligation relating to any lending or borrowing except current liabilities and commitments incurred in the ordinary course of business consistent with past practice, or
     (j) any amendment, modification or termination of any existing, or entering into any new, material contract, or any material plan, lease, license, permit or franchise, except in the ordinary course of business consistent with past practice.

               SECTION 3.09. Absence of Litigation. (a) There is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, which
     (i) individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Transactions.

               (b) Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having or reasonably like to have, individually or in the aggregate, a Company Material Adverse Effect.

               SECTION 3.10.  Employee Benefit Plans; Labor Matters.
     (a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of (i) all "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Company Subsidiary is a party, by which the Company or any Company Subsidiary is bound, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary and (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under
     Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Company Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "COMPANY PLANS"). Each Company Plan is in writing and the Company has previously made available to FSI a true and complete copy of each Company Plan and a true and complete copy of (1) each trust or other funding arrangement, (2) each summary plan description and summary of material modifications, (3) the most recently filed Internal Revenue Service ("IRS") Form 5500, (4) the most recently received IRS determination letter for each such Company Plan, and
     (5) the most recently prepared actuarial report and financial statement in connection with each such Company Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment (I) to create, to incur liability with respect to, or to cause to exist any other employee benefit plan, program or arrangement, (II) to enter into any contract or agreement to provide compensation or benefits to any individual or (III) to modify, change or terminate any Company Plan (other than with respect to a modification, change or termination required by ERISA or the Code).

               (b) None of the Company Plans is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN"), or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company or any Company Subsidiary could incur liability under
     Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any Person,
     (ii) obligates the Company or any Company Subsidiary to pay separation, severance, termination or other benefits as a result of the Transactions or (iii) obligates the Company or any Company Subsidiary to make any payment or provide any benefit that would be subject to a tax under Section 4999 of the Code. None of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

               (c) Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Company Plan is so qualified, and each trust established in connection with any Company Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the Company's Knowledge, no fact or event has occurred since the date of any such determination letter from the IRS that would adversely affect the qualified status of any such Company Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Company Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the Company's Knowledge, no fact or event has occurred since the date of such determination by the IRS that would adversely affect such qualified or exempt status.

               (d) To the Company's Knowledge, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. Neither the Company nor any Company Subsidiary is currently liable or has previously incurred any liability for any tax or penalty (other than any tax or penalty that would not have a Company Material Adverse Effect) arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and, to the Company's Knowledge, no fact or event exists which would give rise to any such liability. Neither the Company nor any Company Subsidiary has incurred any liability (other than any liability that would not have a Company Material Adverse Effect) under, arising out of or by operation of Title IV of ERISA that has not been satisfied in full (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or
     (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the Company's Knowledge, no fact or event exists which would give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Plan. No reportable event (within the meaning of Section 4043 of ERISA) for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation has not been waived has occurred or is expected to occur with respect to any Company Plan subject to Title IV of ERISA. No asset of the Company or any Company Subsidiary is the subject of any lien arising under
     Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Company Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which would give rise to any such lien or requirement to post any such security.

               (e) Each Company Plan is now and has been operated in all respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, except where any failure to so operate would not have a Company Material Adverse Effect. No Company Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Company's September 29, 1996 balance sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Company Plans. With respect to each Company Plan subject to Title IV of ERISA, the accumulated benefit obligations of such Company Plan is set forth in the footnotes to the Company's September 29, 1996 balance sheet.

               (f) The Company and the Company Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder ("WARN") and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time.
     Section 3.10(f) of the Company Disclosure Schedule lists all notices given by the Company and the Company Subsidiaries in connection with WARN.

               (g) (i) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any Company Subsidiary, nor, to the Knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (ii) except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract; (iii) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary; and
     (iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary. The consent of the labor unions which are parties to the collective bargaining agreements listed in Section 3.10(g) of the Company Disclosure Schedule is not required to consummate the Transactions.

               (h) The Board of Directors of the Company has, prior to its execution of this Agreement, amended each of (i) the Company's Supplemental Executive Retirement Plan, (ii) the Deferred Compensation Plan for Key Employees of Michigan Sugar Company, (iii) the Deferred Compensation Plan for Key Employees of the Company, as amended and restated as of August 12, 1983, and (iv) the Deferred Compensation Plan for Key Employees of the Company, as amended and restated as of August 1, 1990 (collectively, the "EXECUTIVE DEFERRED COMPENSATION PLANS"), to provide that neither the execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement, shall constitute a "change in control" for purposes of such Executive Deferred Compensation Plan or otherwise will result in the acceleration of vesting or payment of any benefit, or the triggering of any ancillary or supplemental benefit or subsidy, under such plan. The Company has the authority and power to amend the Executive Deferred Compensation Plans as described in this Section 3.10(h) without limitation or restriction with respect to any current participants or beneficiaries, and none of such participants or beneficiaries shall have a valid claim in law or equity that such amendment was not effective against them, or otherwise that they are entitled to rights or benefits that would have accrued to them under such plans had they not been so amended.

               SECTION 3.11. Intellectual Property. "INTELLECTUAL PROPERTY RIGHTS" means trademarks, trademark rights, trade names, trade name rights, patents, patent rights, industrial models, inventions, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information. The Company and the Company Subsidiaries own, or possess adequate licenses or other valid rights to use, all Intellectual Property Rights used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted. The conduct of the business of the Company and the Company Subsidiaries as currently conducted does not and will not conflict in any way with any Intellectual Property Rights of any third party that, individually or in the aggregate, would have a Company Material Adverse Effect. To the Knowledge of the Company, there are no infringements of any Intellectual Property Rights owned by or licensed by or to the Company or any Company Subsidiary that, individually or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has licensed or otherwise permitted the use by any third party of any Intellectual Property Rights on terms or in a manner which, individually or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any Company
     Subsidiary is in breach of any agreements pursuant to which the Company or any Company Subsidiary has a license to use Intellectual Property Rights which breach has had or is reasonably likely to have a Company Material Adverse Effect, and the Transactions will not constitute such a breach or otherwise reduce or impair, in any material respect, the rights of the Company or any Company Subsidiary under such license agreements. No claims are pending or, to the Knowledge of the Company, threatened by any Person with respect to the ownership, validity or enforceability of any Intellectual Property Rights owned by or licensed to or by the Company or any Company Subsidiary or challenging or questioning the right of the Company or any Company Subsidiaries to use any Intellectual Property Rights, except claims that would not, if determined adversely to the Company or any Company Subsidiary, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.12. Taxes. The Company and each of the Company Subsidiaries have (a) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (b) paid or accrued all taxes shown to be due on such returns and have paid all applicable ad valorem and value added taxes as are due, and (c) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (a), (b) or (c) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has open years for federal income tax returns and state income and franchise tax returns only as set forth in the Section 3.12 of the Company Disclosure Schedule. The Company and each Company Subsidiary have withheld or collected and paid over to the appropriate Governmental Entity (or are properly holding for such payment) all taxes required by Law to be withheld or collected, except for amounts which would not, individually or in the
     aggregate, have a Company Material Adverse Effect.   Neither the
     Company nor any Company Subsidiary has made an election under
     Section 341(f) of the Code.

               SECTION 3.13. Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "HAZARDOUS SUBSTANCES" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) any other pollutant or contaminant; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and
     (ii) "ENVIRONMENTAL LAWS" means any Law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or
     (C) otherwise relating to pollution of the environment or the protection of human health and safety and natural resources.

               (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) neither the Company nor any Company Subsidiary has violated or is in violation of any Environmental Law; (ii) none of the properties owned or leased by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance;
     (iii) neither the Company nor any Company Subsidiary is actually or potentially or, to the Knowledge of the Company, allegedly liable for any off-site contamination; (iv) neither the Company nor any Company Subsidiary is actually or potentially or, to the Knowledge of the Company, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) the Company and each Company Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("COMPANY ENVIRONMENTAL PERMITS"); and
     (vi) the Company and each Company Subsidiary has always been and is in compliance with its Environmental Permits.

               SECTION 3.14. Products. Except as would not have a Company Material Adverse Effect, (a) there have been no written notices, citations or decisions by any Governmental Entity that any product produced, manufactured, marketed or distributed by the Company or any Company Subsidiary (the "COMPANY PRODUCTS") is defective or fails to meet any applicable standards promulgated by such Governmental Entity, (b) the Company and the Company Subsidiaries have complied with all Laws applicable to design, manufacture, labelling, testing and inspection of Company Products, and (c) there have been no recalls ordered or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to any of the Company Products. Neither the Company nor any Company Subsidiary has entered into any agreement or arrangement that limits or otherwise restricts the Company or any Company Subsidiary or any successor thereto, or that would limit Newco or any subsidiary thereof or any successor thereto, from engaging or competing in any line of business or in any geographic area.

               SECTION 3.15. Properties and Assets; Real Property and Leases. (a) The Company and the Company Subsidiaries have sufficient title to all their respective properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Company Material Adverse Effect.

               (b) Set forth on Schedule 3.15(b) is a true, correct and complete list (including a general description of the uses for such real property) of all real property owned or leased by the Company and each of the Company Subsidiaries.

               (c) Except as would not have a Company Material Adverse Effect, each parcel of real property owned or leased by the Company or any Company Subsidiary (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "LIENS"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances (including, without limitation, (1) reservations specified in instruments of conveyance such as deeds and indentures, reserving in favor of the grantor under such instrument ("DEED RESERVATIONS"), the right to make or construct canals, cuts, sluice-ways, dikes and other works ("WATERWAY WORKS") for the drainage or reclamation of any lands, (2) Deed Reservations for the exclusive possession of a portion of the land on either side of such Waterway Works, (3) Deed Reservations reserving an interest in mineral rights, including without limitation, petroleum, petroleum products, phosphate minerals, oil and gas,
     (4) any covenant or restriction pursuant to any deed or recorded plat affecting the property and (5) any other Deed Reservation) which, individually or in the aggregate, would not adversely affect the use of the property for its intended purpose (Liens described in clauses (A) through (D) being referred to herein as "PERMITTED LIENS"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

               (d) All leases of real property leased for the use or benefit of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Company Subsidiary or any other party thereto, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Company Subsidiary or any other party thereto, except as, individually or in the aggregate, would not have a Company Material Adverse Effect.

               SECTION 3.16. Insurance. The Company and the Company Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company and the Company Subsidiaries or any properties owned, occupied or controlled by the Company or any Company Subsidiary, in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries.

               SECTION 3.17. Opinion of Financial Advisor. The Company has received a fairness opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") on the date of this Agreement and the Company will promptly, after the date of this Agreement, deliver a copy of such opinion to Newco.

               SECTION 3.18. Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

               SECTION 3.19. Brokers. Other than DLJ, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to FSI a complete and correct copy of all agreements between the Company and DLJ pursuant to which such firm would be entitled to any payment relating to the Transactions.

               SECTION 3.20. Company Rights Agreement. The Company Rights Agreement has been amended so as to provide that none of FSI, Newco or Merger Sub will become an "Acquiring Person" and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the consummation of the Transactions.

                                 ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF FSI, NEWCO AND MERGER SUB

               Except as set forth in the Disclosure Schedule delivered by FSI, Newco and Merger Sub to the Company concurrently with the execution of this Agreement (the "FLO-SUN DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), FSI, Newco and Merger Sub hereby jointly and severally represent and warrant to the Company that:

               SECTION 4.01. Organization and Qualification; Subsidiaries. (a) Each entity that would be a subsidiary of Newco after giving effect to the Restructuring but without giving effect to the Merger (a "FLO-SUN SUBSIDIARY") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect (as defined below). Each Flo-Sun Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect. The term "FLO-SUN MATERIAL ADVERSE EFFECT" means any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of the Flo-Sun Subsidiaries taken as a whole. Section 4.01 of the Flo-Sun Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all of the Flo-Sun Subsidiaries, together with the jurisdiction of incorporation of each Flo-Sun Subsidiary, the percentage of each Flo-Sun Subsidiary's outstanding capital stock or other equity interests owned by FSI or other Flo-Sun Subsidiaries, as the case may be, and the name of each other holder of any such outstanding capital stock or other equity interests and the percentage so held with respect to each such Flo-Sun Subsidiary. There are no partnerships or joint venture arrangements or other business entities in which Newco or any Flo-Sun Subsidiary owns an equity interest that is material to the business of the Flo-Sun Subsidiaries taken as a whole.

               (b) Newco is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. FSI is a corporation duly incorporated, validly existing and in good standing under the Laws of Florida. Newco has not conducted any activities other than in connection with the organization of Newco and Merger Sub, the negotiation and execution of this Agreement and the Restructuring Agreement and the consummation of the transactions contemplated hereby and thereby. Newco has no Subsidiaries other than Merger Sub. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and the Restructuring Agreement, Newco has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. From the date of this Agreement until the consummation of the Restructuring, all of the outstanding capital stock of Newco will be owned directly by FSI.

               (c) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and the Restructuring Agreement, Merger Sub has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. From the date of this Agreement until the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Newco.

               SECTION 4.02. Certificate of Incorporation and By-Laws. Newco has made available to the Company complete and correct copies of its Certificate of Incorporation and By-Laws and the certificates of incorporation and by-laws or other comparable charter or organizational documents of the Flo-Sun Subsidiaries, in each case as amended to the date of this Agreement. Newco is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. Except as would not have a Flo-Sun Material Adverse Effect, no Flo-Sun Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or other comparable charter or organizational documents.

               SECTION 4.03. Capitalization. (a) The authorized capital stock of Newco consists of (i) 5,500,000 shares of common stock, par value $0.01 per share ("EXISTING NEWCO COMMON STOCK") and (ii) 500,000 shares of preferred stock, par value $.01 per share ("NEWCO PREFERRED STOCK"). As of the date of this Agreement, one share of Existing Newco Common Stock is issued and outstanding and such share is validly issued, fully paid and nonassessable and no shares of Newco Preferred Stock are issued and outstanding. Except as provided in this Agreement and the Restructuring Agreement: (A) there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Newco or any Flo-Sun Subsidiary or obligating Newco or any Flo-Sun Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Newco or any Flo-Sun Subsidiary and
     (B) there are no outstanding contractual obligations of Newco or any Flo-Sun Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Newco or of any Flo-Sun Subsidiary. Each outstanding share of capital stock of each Flo-Sun Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Newco or another Flo-Sun Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Newco's or such other Flo-Sun Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Neither Newco nor any Flo-Sun Subsidiary directly or indirectly owns, or has agreed to purchase or otherwise acquire, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity, assuming for such purpose the conversion of all securities convertible into such capital stock held by any Flo-Sun Subsidiary and the exercise of all warrants, options and other rights of any Flo-Sun Subsidiary to purchase such capital stock (other than the entities set forth in Section 4.01 of the Flo-Sun Disclosure Schedule). Except as provided in this Agreement and the Restructuring Agreement, there are no material outstanding contractual obligations of Newco or any Flo-Sun Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Flo-Sun Subsidiary or any other Person.

               (b) Immediately following the Effective Time, the authorized capital stock of Newco will consist of the shares of capital stock provided for in Exhibit C to the Restructuring Agreement, as amended pursuant to Section 6.15(c) of this Agreement.

               (c) Immediately following the Effective Time, the only shares of capital stock of Newco outstanding will be: (A) shares of Class A Common Stock to be issued in the Merger to the holders of Company Common Stock, other than the holder of the Benefit Trust Shares, in an amount equal to the amount (the "COMPANY COMMON STOCK AMOUNT") of shares of Company Common Stock outstanding immediately prior to the Effective Time, other than the Benefit Trust Shares; and (B) shares of Class A Common Stock and Class B Common Stock in amounts to be determined in accordance with Section 6.15(c) below; and (C) shares of Class A Common Stock to be issued in the Merger to the trustee of the Benefit Trust in an amount equal to the amount of Benefit Trust Shares outstanding immediately prior to the Effective Time. The "OWNERSHIP RATIO" means a fraction the numerator of which is 58.5 and the denominator of which is 41.5.

               (d) Except as otherwise agreed by the parties hereto, immediately following the Effective Time, there shall be no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Newco or obligating Newco to issue or sell any shares of capital stock of, or other equity interests in, Newco, except for: (i) Substitute Options, (ii) options to purchase shares of Class A Common Stock issued in exchange for options to purchase shares of Class B Okeelanta Common Stock in the Restructuring, (iii) obligations of Newco to issue shares of Class A Common Stock in exchange for Class B Common Stock as contemplated pursuant to the form of Amended and Restated Certificate of Incorporation of Newco attached as Exhibit C to the Restructuring Agreement and (iv) any such rights, agreements, arrangements or commitments of the Company or any affiliate of the Company in existence as of the Effective Time and that are assumed by Newco (whether voluntarily, by operation of law or otherwise) as a result of or in connection with the Merger, including any such rights, agreements, arrangements or commitments pursuant to or in connection with the Benefit Trust.

               SECTION 4.04. Authority Relative to this Agreement. Each of FSI, Newco and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of FSI, Newco and Merger Sub and the consummation by each of FSI, Newco and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of FSI, Newco or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the filing and recordation of appropriate merger documents as required by the
     DGCL). This Agreement has been duly and validly executed and delivered by each of FSI, Newco and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligations of each of FSI, Newco and Merger Sub, enforceable against each of FSI, Newco and Merger Sub in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

               SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of FSI, Newco and Merger Sub do not, and the performance of this Agreement by each of FSI, Newco and Merger Sub will not,
     (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of FSI, Merger Sub or Newco, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in
     Section 4.05(b) have been made, conflict with or violate any Law applicable to FSI, Merger Sub, Newco or any Flo-Sun Subsidiary or by which any property or asset of FSI, Merger Sub, Newco or any Flo-Sun Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of FSI, Merger Sub, Newco or any Flo-Sun Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect.

               (b) The execution and delivery of this Agreement by each of FSI, Newco and Merger Sub do not, and the performance of this Agreement by each of FSI, Newco and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
     (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the NYSE, the Listing Market and state takeover Laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay consummation of the Merger, or otherwise prevent FSI, Newco or Merger Sub from performing their respective obligations under this Agreement, and would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect.

               SECTION 4.06. Permits; Compliance. Each of the Flo-Sun Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for such Flo-Sun Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "FLO-SUN PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Flo-Sun Permits would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect, and, as of the date hereof, no suspension or cancellation of any of the Flo-Sun Permits is pending or, to the Knowledge of FSI, threatened, except where the failure to have, or the suspension or cancellation of, any of the Flo-Sun Permits would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect. No Flo-Sun Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to it or by which any of its properties or assets is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to it is a party or by which it or any of its properties or assets is bound or affected or (iii) any Flo-Sun Permits, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect.

               SECTION 4.07.  Financial Statements; Information
     Memorandum. (a) No Flo-Sun Subsidiary is required to file any form, report or other document with the SEC.

               (b) FSI has delivered to the Company true and complete copies of (i) the audited consolidated balance sheets of Okeelanta and FSL for each of the three fiscal years ended as of March 31, 1997, 1996 and 1995 and the audited consolidated balance sheets of ODH for each of three fiscal years ended as of September 30, 1996, 1995 and 1994 and for the six months ended as of March 31, 1997, and the related audited consolidated statements of earnings and retained earnings and cash flows, together with all related notes and schedules thereto, accompanied by the reports thereon of KPMG Peat Marwick LLP ("KPMG") (collectively, the "FLO-SUN FINANCIAL STATEMENTS"). The Flo-Sun Financial Statements (1) were prepared from the books of account and other financial records of the respective Restructured Companies and their respective consolidated subsidiaries, (2) were prepared in accordance with U.S. GAAP applied with respect to the respective Restructured Companies on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (3) presented fairly, in all material respects, the consolidated financial position of the respective Restructured Companies as at the respective dates thereof and the results of their respective operations and their respective cash flows for the respective periods indicated therein except as otherwise noted therein.

               (c) FSI has delivered to the Company true and complete copies of the unaudited pro forma condensed combined balance sheet of the Restructured Companies for the three fiscal years ended as of March 31, 1997, 1996 and 1995 and the related unaudited pro forma condensed combined statements of earnings (collectively, the "NEWCO UNAUDITED FINANCIAL STATEMENTS"). The Newco Unaudited Financial Statements (i) were prepared from the books of account and other financial records of the respective Restructured Companies and their respective consolidated subsidiaries, (ii) were prepared in accordance with U.S. GAAP (except for the omission of the statement of cash flows and footnotes) applied on a consistent basis throughout the periods indicated and (iii) presented fairly, in all material respects, the combined financial position of the Restructured Companies as at the respective dates thereof and the results of their operations for the respective periods indicated therein except as otherwise noted therein (subject to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Flo-Sun Material Adverse Effect and the omission of footnotes and a statement of cash flows).

               (d) The books of account and other financial records of each of the Restructured Companies from which the Flo-Sun Financial Statements and the Newco Unaudited Financial Statements were prepared: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the respective Restructured Companies, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and
     (iii) have been maintained in accordance with good business and accounting practices.

               (e) Except for liabilities and obligations reflected on the March 31, 1997 consolidated balance sheets of the Restructured Companies (including the notes thereto) and other liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 1997, the Flo-Sun Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, are or are reasonably likely to be material to the Flo-Sun Subsidiaries taken as a whole.

               (f) The Information Memorandum, dated July 3, 1997 and supplemented on July 10, 1997, with respect to the Transactions (as so supplemented, the "INFORMATION MEMORANDUM"; the Information Memorandum, as it may be further supplemented or amended from time to time, being referred to herein as the "DISCLOSURE MATERIALS") did not, as of the date thereof, and the Disclosure Materials at the time delivered to any Memorandum Recipient (as such term is defined in the Disclosure Materials), will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading; provided, however, that no representation is made hereby with respect to any estimates, projections, forecasts, plans or budgets for the Company contained in the Disclosure Materials or that may have been made available to or discussed with any Memorandum Recipient.

               SECTION 4.08. Absence of Certain Changes or Events. Since March 31, 1997, except as contemplated by this Agreement or the Restructuring Agreement, the Flo-Sun Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Flo-Sun Material Adverse Effect, (b) any change by the Flo-Sun Subsidiaries in their respective accounting methods, principles or practices, except as may be required by GAAP, (c) any damage, destruction or loss (whether or not covered by insurance) with respect to properties or assets of any Flo-Sun Subsidiary that, individually or in the aggregate, is material to the Flo-Sun Subsidiaries taken as a whole, (d) any declaration, setting aside or payment of any dividend or distribution in respect of shares of common stock of any Flo-Sun Subsidiary other than dividends or distributions to another Flo-Sun Subsidiary,
     (e) any revaluation by any Flo-Sun Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (f) any entry by any Flo-Sun Subsidiary into any commitment or transaction material to the Flo-Sun Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Flo-Sun Subsidiaries, except in the ordinary course of business consistent with past practice, (h) any acquisition or disposition by the Flo-Sun Subsidiaries of any material asset, except in the ordinary course of business consistent with past practice, (i) any incurrence, assumption or guarantee of any indebtedness or obligation relating to any lending or borrowing except current liabilities and commitments incurred in the ordinary course of business consistent with past practice, or (j) any amendment, modification or termination of any existing, or entering into any new, material contract, or any material plan, lease, license, permit or franchise, except in the ordinary course of business consistent with past practice.

               SECTION 4.09. Absence of Litigation. (a) There is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of FSI, threatened against or affecting any Flo-Sun Subsidiary, or any property or asset of any Flo-Sun Subsidiary, before any court, arbitrator or Governmental Entity, which (i) individually or in the aggregate, has had or would, if determined adversely to a Flo-Sun Subsidiary, be reasonably likely to have a Flo-Sun Material Adverse Effect or
     (ii) seeks to delay or prevent the consummation of the Transactions.

               (b) No Flo-Sun Subsidiary nor any property or asset of any Flo-Sun Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of FSI, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having or reasonably like to have, individually or in the aggregate, a Flo-Sun Material Adverse Effect.

               SECTION 4.10.  Employee Benefit Plans; Labor Matters.
     (a) Section 4.10(a) of the Flo-Sun Disclosure Schedule contains a true and complete list of (i) all "employee benefit plans" (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which any Flo-Sun Subsidiary is a party, by which any Flo-Sun Subsidiary is bound, with respect to which any Flo-Sun Subsidiary has any obligation or which are maintained, contributed to or sponsored by any Flo-Sun Subsidiary for the benefit of any current or former employee, officer or director of any Flo-Sun Subsidiary and (ii) each employee benefit plan for which any Flo-Sun Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which any Flo-Sun Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "FLO-SUN PLANS"). Each Flo-Sun Plan is in writing and FSI has previously made available to the Company a true and complete copy of each Flo-Sun Plan and a true and complete copy of (1) each trust or other funding arrangement, (2) each summary plan description and summary of material modifications, (3) the most recently filed IRS Form 5500, (4) the most recently received IRS determination letter for each such Flo-Sun Plan, and (5) the most recently prepared actuarial report and financial statement in connection with each such Flo-Sun Plan. No Flo-Sun Subsidiary has any express or implied commitment (I) to create, to incur liability with respect to, or to cause to exist any other employee benefit plan, program or arrangement, (II) to enter into any contract or agreement to provide compensation or benefits to any individual or (III) to modify, change or terminate any Flo-Sun Plan (other than with respect to a modification, change or termination required by ERISA or the Code).

               (b) Each of the Flo-Sun Plans that is a Multiemployer Plan or a Multiple Employer Plan is designated as such on Section 4.10(a) of the Flo-Sun Disclosure Schedule and, with respect to each Flo-Sun Plan so designated, except as would not have a Flo-Sun Material Adverse Effect: (i) neither any Flo-Sun Subsidiary nor any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with any Flo-Sun Subsidiary would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full), (ii) no event has occurred that presents a risk of a partial withdrawal, (iii) neither a Flo-Sun Subsidiary nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, and (iv) no circumstances exist that present a risk that any such plan will go into reorganization. With respect to Multiemployer Plans and Multiple Employer Plans, except as would not have a Flo-Sun Material Adverse Effect, no Flo-Sun Subsidiary would incur withdrawal liability in the event of a complete withdrawal within the meaning of Title IV of ERISA from any such Plan. None of the Flo-Sun Plans (1) provides for the payment of separation, severance, termination or similar-type benefits to any Person,
     (2) obligates any Flo-Sun Subsidiary to pay separation, severance, termination or other benefits as a result of the Transactions or (3) obligates any Flo-Sun Subsidiary to make any payment or provide any benefit that would be subject to a tax under Section 4999 of the Code. None of the Flo-Sun Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of any Flo-Sun Subsidiary.

               (c) Each Flo-Sun Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Flo-Sun Plan is so qualified, and each trust established in connection with any Flo-Sun Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To FSI's Knowledge, no fact or event has occurred since the date of any such determination letter from the IRS that would adversely affect the qualified status of any such Flo-Sun Plan or the exempt status of any such trust. Each trust maintained or contributed to by any Flo-Sun Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to FSI's Knowledge, no fact or event has occurred since the date of such determination by the IRS that would adversely affect such qualified or exempt status.

               (d) To FSI's Knowledge, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Flo-Sun Plan. No Flo-Sun Subsidiary is currently liable or has previously incurred any liability for any tax or penalty (other than any tax or penalty that would not have a Flo-Sun Material Adverse Effect) arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and, to FSI's Knowledge, no fact or event exists which would give rise to any such liability. No Flo-Sun Subsidiary has incurred any liability (other than any liability that would not have a Flo-Sun Material Adverse Effect) under, arising out of or by operation of Title IV of ERISA that has not been satisfied in full (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to FSI's Knowledge, no fact or event exists which would give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Flo-Sun Plan. No reportable event (within the meaning of Section 4043 of ERISA) for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation has not been waived has occurred or is expected to occur with respect to any Flo-Sun Plan subject to Title IV of ERISA. No asset of any Flo-Sun Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or
     Section 412(n) of the Code; no Flo-Sun Subsidiary has been required to post any security under Section 307 of ERISA or
     Section 401(a)(29) of the Code; and no fact or event exists which would give rise to any such lien or requirement to post any such security.

               (e) Each Flo-Sun Plan is now and has been operated in all respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, except where any failure to so operate would not have a Flo-Sun Material Adverse Effect. No Flo-Sun Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Each Restructured Company's March 31, 1997 balance sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Flo-Sun Plans. With respect to each Flo-Sun Plan subject to Title IV of ERISA, the accumulated benefit obligations of such Flo-Sun Plan is set forth in the audited consolidated balance sheets of each of the Restructured Companies for the fiscal year ended March 31, 1997. With respect to each Flo-Sun Plan subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

               (f) The Flo-Sun Subsidiaries have not incurred any liability under, and have complied in all respects with, WARN and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time.
     Section 4.10(f) of the Flo-Sun Disclosure Schedule lists all notices given by each Flo-Sun Subsidiary in connection with WARN.

               (g) (i) Section 4.10(g) of the Flo-Sun Disclosure Schedule lists each collective bargaining agreement and other labor union contract applicable to Persons employed by any Flo-Sun Subsidiary and, to the Knowledge of FSI, there are no activities or proceedings of any labor union to organize any such employees; (ii) except as would not have a Flo-Sun Material Adverse Effect, no Flo-Sun Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against any Flo-Sun Subsidiary under any such agreement or contract; (iii) there are no unfair labor practice complaints pending against any Flo-Sun Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of any Flo-Sun Subsidiary; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of FSI, threat thereof, by or with respect to any employees of any Flo-Sun Subsidiary. The consent of the labor unions which are parties to the collective bargaining agreements listed in Section 4.10(g) of the Flo-Sun Disclosure Schedule is not required to consummate the Transactions.

               SECTION 4.11. Intellectual Property. The Flo-Sun Subsidiaries own, or possess adequate licenses or other valid rights to use, all Intellectual Property Rights used or held for use in connection with the business of the Flo-Sun Subsidiaries as currently conducted. The conduct of the business of the Flo-Sun Subsidiaries as currently conducted does not and will not conflict in any way with any Intellectual Property Rights of any third party that, individually or in the aggregate, would have a Flo-Sun Material Adverse Effect. To the Knowledge of FSI, there are no infringements of any Intellectual Property Rights owned by or licensed by or to any Flo-Sun Subsidiary that, individually or in the aggregate, would have a Flo-Sun Material Adverse Effect. No Flo-Sun Subsidiary has licensed or otherwise permitted the use by any third party of any Intellectual Property Rights on terms or in a manner which, individually or in the aggregate, would have a Flo-Sun Material Adverse Effect. No Flo-Sun Subsidiary is in breach of any agreements pursuant to which any Flo-Sun Subsidiary has a license to use Intellectual Property Rights which breach has had or is reasonably likely to have a Flo-Sun Material Adverse Effect, and the Transactions will not constitute such a breach or otherwise reduce or impair, in any material respect, the rights of any Flo-Sun Subsidiary under such license agreements. No claims are pending or, to the Knowledge of FSI, threatened by any Person with respect to the ownership, validity or enforceability of any Intellectual Property Rights owned by or licensed to any Flo-Sun Subsidiary or challenging or questioning the right of any Flo-Sun Subsidiary to use any Intellectual Property Rights, except claims that would not, if determined adversely to any Flo-Sun Subsidiary, individually or in the aggregate, have a Flo-Sun Material Adverse Effect.

               SECTION 4.12. Taxes. (a) Each of the Flo-Sun Subsidiaries has (i) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all taxes shown to be due on such returns and have paid all applicable ad valorem and value added taxes as are due, and
     (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect. Flo-Sun Subsidiaries have open years for federal income and Florida consolidated income tax returns only as set forth in Section 4.12 of the Flo-Sun Disclosure Schedule. Each Flo-Sun Subsidiary has withheld or collected and paid over to the appropriate Governmental Entities (or are properly holding for such payment) all taxes required by Law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a
     Flo-Sun Material Adverse Effect.   No Flo-Sun Subsidiary has made
     an election under Section 341(f) of the Code.

               (b) As of the date of the Closing Time as defined in the Restructuring Agreement (the "CLOSING TIME DATE"), FSL will have no outstanding liabilities or obligations arising under any tax sharing agreement between FSL and FSI or between FSL and any other member of any consolidated group of which FSL has been a member prior to the Closing Time Date, except for liabilities and obligations arising under a tax sharing agreement substantially in the form set forth in Section 4.12(b) of the Flo-Sun Disclosure Schedule and which shall survive the Closing.

               SECTION 4.13. Environmental Matters. Except as would not, individually or in the aggregate, have a Flo-Sun Material Adverse Effect: (a) no Flo-Sun Subsidiary has violated or is in violation of any Environmental Law; (b) none of the properties owned or leased by any Flo-Sun Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (c) no Flo-Sun Subsidiary is actually or potentially or, to the Knowledge of FSI, allegedly liable for any off-site contamination; (d) no Flo-Sun Subsidiary is actually or potentially or, to the Knowledge of FSI, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) each Flo-Sun Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("FLO-SUN ENVIRONMENTAL PERMITS"); and (f) each Flo-Sun Subsidiary has always been and is in compliance with its Flo-Sun Environmental Permits.

               SECTION 4.14. Products. Except as would not have a Flo-Sun Material Adverse Effect, (a) there have been no written notices, citations or decisions by any Governmental Entity that any product produced, manufactured, marketed or distributed by any Flo-Sun Subsidiary (the "FLO-SUN PRODUCTS") is defective or fails to meet any applicable standards promulgated by such Governmental Entity, (b) the Flo-Sun Subsidiaries have complied with all Laws applicable to design, manufacture, labelling, testing and inspection of Flo-Sun Products, and (c) there have been no recalls ordered or, to the Knowledge of FSI, threatened by any Governmental Entity with respect to any of the Flo-Sun Products. No Flo-Sun Subsidiary has entered into any agreement or arrangement that limits or otherwise restricts such Flo-Sun Subsidiary or any successor thereto, or that would limit Newco or any subsidiary thereof or any successor thereto, from engaging or competing in any line of business or in any geographic area.

               SECTION 4.15. Properties and Assets; Real Property and Leases. (a) The Flo-Sun Subsidiaries have sufficient title to all their respective properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Flo-Sun Material Adverse Effect.

               (b) Set forth on Schedule 4.15(b) is a true, correct and complete list (including a general description of the uses for such real property) of all real property owned or leased by the Flo-Sun Subsidiaries.

               (c) Except as would not have a Flo-Sun Material Adverse Effect, each parcel of real property owned or leased by any Flo-Sun Subsidiary (i) is owned or leased free and clear of all Liens, other than Permitted Liens, and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of FSI, has any such condemnation, expropriation or taking been proposed.

               (d) All leases of real property leased for the use or benefit of any Flo-Sun Subsidiary to which any Flo-Sun Subsidiary is a party, or by which any Flo-Sun Subsidiary is bound, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by any Flo-Sun Subsidiary or any other party thereto, nor any event which with notice or lapse of time or both would constitute a default thereunder by any Flo-Sun Subsidiary or any other party thereto, except as, individually or in the aggregate, would not have a Flo-Sun Material Adverse Effect.

               SECTION 4.16. Insurance. The Flo-Sun Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Flo-Sun Subsidiaries, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Flo-Sun Subsidiaries or any properties owned, occupied or controlled by any Flo-Sun Subsidiary, in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Flo-Sun Subsidiaries.

               SECTION 4.17. Brokers. Other than Goldman, Sachs & Co. ("GOLDMAN, SACHS"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of FSI or Newco. FSI and Newco have heretofore made available to the Company a complete and correct copy of all agreements between FSI or Newco and Goldman, Sachs pursuant to which such firm would be entitled to any payment relating to the Transactions.

               SECTION 4.18. Opinions of Financial Advisors. (a) On July 3, 1997, FSI received the written opinion of Willamette Management Associates, dated as of June 5, 1997, that the ODH Exchange Ratio, the Okeelanta Exchange Ratio and the FSL Exchange Ratio (as such terms are defined in the Restructuring Agreement) represent fair equity exchange rates, and FSI has delivered a copy of such opinion to the Company.

               (b) On the date of this Agreement, FSI has received the opinion of Goldman, Sachs, dated as of July 14, 1997, that the Exchange Ratio is fair to Newco.

               SECTION 4.19. Contracts. Schedule 4.19 lists and briefly describes (including the parties to and the date and subject matter of) each and every material contract, agreement, lease, license, commitment or arrangement (or, in the case of oral contracts, summaries thereof) to which Newco or any Flo-Sun Subsidiary is a party or by or to which Newco, any of the Flo-Sun Subsidiaries or any of their respective assets or properties is bound or subject, which would be required to be filed with the SEC as exhibits to a registration statement on Form S-1 for Newco after giving effect to the Restructuring.

               SECTION 4.20. Restructuring Agreement. (a) The execution and delivery of the Restructuring Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Newco and FSI. The Restructuring Agreement has been duly executed and delivered by Newco and FSI, and, assuming the due authorization, execution and delivery by the other parties to the Restructuring Agreement, constitutes the legal, valid and binding obligation of Newco and FSI, enforceable against each of Newco and FSI in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally or principles governing the availability of equitable remedies.

               (b) A sufficient number of Investors (as defined in the Restructured Agreement) to satisfy the 80% Condition (as defined in the Restructuring) have executed and delivered signature pages to the Restructuring Agreement and waived all rights to revoke such execution and delivery under Section 7.01 of the Restructuring Agreement. FSI is not aware of any reason that all conditions to the obligations of the parties to the Restructuring Agreement will not be satisfied at a closing to be held on the day of the Effective Time.

                                 ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE MERGER

               SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless FSI shall otherwise agree in writing:

               (a) the Company and the Company Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by the Company or any Company Subsidiary specifically permitted by any other provision of this Section 5.01 shall be deemed a breach of this Section 5.01(a);

               (b) neither the Company nor any Company Subsidiary shall amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

               (c) neither the Company nor any Company Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for (A) the issuance of a maximum of 280,000 shares of Company Common Stock issuable pursuant to Company Options outstanding on the date hereof in accordance with the terms thereof and (B) the issuance, in the ordinary course of business and consistent with past practice, of Company Options to purchase a maximum of 200,000 shares of Company Common Stock pursuant to Company Plans in effect on the date of this Agreement and the shares of Company Common Stock issuable pursuant to such Company Options, in accordance with the terms of the Company Plans and (C) issuances by a direct or indirect wholly owned subsidiary of the Company of capital stock to such subsidiary's parent) or (ii) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

               (d) neither the Company nor any Company Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than (i) any regular quarterly dividends declared and paid in accordance with past practice and not in excess of $0.0375 per share of Company Common Stock and (ii) dividends by a direct or indirect wholly owned subsidiary of the Company to such subsidiary's parent;

               (e) neither the Company nor any Company Subsidiary shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary of the Company after the consummation of such transaction;

               (f) neither the Company nor any Company Subsidiary shall (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than the acquisition or disposition of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration which is not, in the aggregate, in excess of $10,000,000 and any other dispositions for consideration which is not, in the aggregate, in excess of $10,000,000,
          (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of the Company to a direct or indirect wholly owned Company Subsidiary or indebtedness of a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary and (C) other indebtedness with a maturity of not more than one year incurred in the ordinary course of business consistent with past practice; (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice; (iv) to authorize any capital expenditure, other than capital expenditures, for the Company and the Company Subsidiaries as a whole, in an aggregate amount not exceeding the sum of
          (A) the amount provided in the capital expenditure budget for the fiscal year ending September 28, 1997 previously provided to FSI and (B) $5,000,000; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (f);

               (g) neither the Company nor any Company Subsidiary shall (i) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Company Subsidiary who are not officers of the Company, or (ii) except pursuant to existing policies and agreements, grant any severance or termination pay to any director, officer or other employee of the Company or any Company Subsidiary, or (iii) enter into any employment or severance agreement with any director, officer or other employee of the Company or any Company Subsidiary or (iv) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

               (h) neither the Company nor any Company Subsidiary shall take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

               (i) neither the Company nor any Company Subsidiary shall make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

               (j) neither the Company nor any Company Subsidiary shall take any action that would prevent or impede any party to this Agreement or the Restructuring Agreement from obtaining any consent or approval the receipt of which is a condition to the consummation of the Merger or the Restructuring;

               (k) neither the Company nor any Company Subsidiary shall enter into any agreement or arrangement that would limit or otherwise restrict the Company or any Company Subsidiary or any successor thereto or, after consummation of the Transactions, Newco or any subsidiary thereof or any successor thereto, from engaging or competing in any line of business or in any geographic area;

               (l) neither the Company nor any Company Subsidiary shall pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the March 31, 1997 consolidated balance sheet of the Company (including the notes thereto) or subsequently incurred in the ordinary course of business and consistent with past practice;

               (m) neither the Company nor any Company Subsidiary shall take any action that would result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 6.05, any of the conditions to the Merger set forth in Article VII not being satisfied; and

               (n) neither the Company nor any Company Subsidiary shall authorize or enter into any agreement to do anything prohibited by Sections 5.01(b) through (m).

               SECTION 5.02. Conduct of Business by the Flo-Sun Subsidiaries Pending the Merger. FSI covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Flo-Sun Disclosure Schedule or as specifically contemplated by any other provision of this Agreement or by the Restructuring Agreement, unless the Company shall otherwise agree in writing:

               (a) FSI shall cause the Flo-Sun Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and to use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by any Flo-Sun Subsidiary specifically permitted by any other provision of this Section 5.02 shall be deemed a breach of this Section 5.02(a);

               (b) FSI shall cause each Flo-Sun Subsidiary not to amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

               (c) FSI shall cause each Flo-Sun Subsidiary not to issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of such Flo-Sun Subsidiary (except for (A) the issuance of a maximum of 24,000 shares of Class B Common Stock, par value $1.00 per share, of Okeelanta ("OKEELANTA CLASS B COMMON STOCK") issuable upon conversion of its outstanding 10% Convertible Subordinated Debentures in accordance with the terms thereof, (B) the issuance of a maximum of 29,000 shares Class A Common Stock, par value $1.00 per share, of Okeelanta ("OKEELANTA CLASS A COMMON STOCK") issuable in exchange for shares of Class B Common Stock of Okeelanta in accordance with the terms thereof, and (C) issuances by a Flo-Sun Subsidiary that is wholly owned by another Flo-Sun Subsidiary to such Flo-Sun Subsidiary's parent) or (ii) any of its assets, except in the ordinary course of business and in a manner consistent with past practice;

               (d) FSI shall cause each Flo-Sun Subsidiary not to declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for any such dividend by a Flo-Sun Subsidiary that is wholly owned by another Flo-Sun Subsidiary to such Flo-Sun Subsidiary;

               (e) FSI shall cause each Flo-Sun Subsidiary not to reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for any such transaction by a Flo-Sun Subsidiary that is wholly owned by another Flo-Sun Subsidiary and that remains wholly owned by another Flo-Sun Subsidiary after the consummation of such transaction;

               (f) FSI shall cause each Flo-Sun Subsidiary not (i) to acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than the acquisition or disposition of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration which is not, in the aggregate, in excess of $10,000,000 and any other dispositions for consideration which is not, in the aggregate, in excess of $10,000,000;
          (ii) to incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of a Flo-Sun Subsidiary that would be a direct or indirect wholly owned subsidiary of Newco after giving effect to the Restructuring to another such Flo-Sun Subsidiary and (C) other indebtedness with a maturity of not more than one year incurred in the ordinary course of business consistent with past practice; (iii) to enter into any contract or agreement material to the business, results of operations or financial condition of the Flo-Sun Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice; (iv) to authorize any capital expenditure, other than capital expenditures, for the Flo-Sun Subsidiaries as a whole, in an aggregate amount not exceeding the sum of (A) the amount provided in the capital expenditure budget for the fiscal year ending March 31, 1998 previously provided to the Company and (B) $5,000,000; or (v) to enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (f);

               (g) FSI shall cause each Flo-Sun Subsidiary not to (i) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of such Flo-Sun Subsidiary who are not officers of FSI, or (ii) except pursuant to existing policies and agreements, grant any severance or termination pay to any director, officer or other employee of any Flo-Sun Subsidiary, or (iii) enter into any employment or severance agreement with any director, officer or other employee of any Flo-Sun Subsidiary or (iv) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

               (h) FSI shall cause each Flo-Sun Subsidiary not to take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

               (i) FSI shall cause each Flo-Sun Subsidiary not to make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

               (j) FSI shall not and shall cause each Flo-Sun Subsidiary not to take any action that would prevent or impede any party to this Agreement or the Restructuring Agreement from obtaining any consent or approval the receipt of which is a condition to the consummation of the Merger or the Restructuring;

               (k) FSI shall cause each Flo-Sun Subsidiary not to enter into any agreement or arrangement that would limit or otherwise restrict Newco or any Flo-Sun Subsidiary or any successor thereto or, after the consummation of the Transactions, the Company or any Company Subsidiary or any successor thereto, from engaging or competing in any line of business or in any geographic area;

               (l) FSI shall cause each Flo-Sun Subsidiary not to pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheets of the respective Flo-Sun Subsidiaries as of March 31, 1997 or subsequently incurred in the ordinary course of business and consistent with past practice;

               (m) FSI shall cause each Flo-Sun Subsidiary not to take any action that would result in (i) any of the representations or warranties of FSI and Newco set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
          Article VII not being satisfied; and

               (n)  FSI shall not and shall cause each Flo-Sun
          Subsidiary not to authorize or enter into an agreement to do anything prohibited by Sections 5.02(b) through (m).

               SECTION 5.03. Government Filings. (a) The Company shall file and shall cause the Company Subsidiaries to file all reports required to be filed by any of them with any Governmental Entities between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law or regulation or any applicable confidentiality agreement) deliver to FSI copies of all such reports promptly after the same are filed.

               (b) FSI shall cause each Flo-Sun Subsidiary to file all reports required to be filed by any of them with any Governmental Entities between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law or regulation or any applicable confidentiality agreement) deliver to the Company copies of all such reports promptly after the same are filed.

               (c) Subject to applicable Laws, FSI shall have the right to review in advance, and to the extent practicable to consult with the Company, with respect to all the information relating to FSI or any Flo-Sun Subsidiary or the Transactions which appears in any Company or Company Subsidiary filings made with, or written materials submitted to, any Governmental Entity.

               (d) Subject to applicable Laws, the Company shall have the right to review in advance, and to the extent practicable to consult with FSI, with respect to all the information relating to the Company or any Company Subsidiary or the Transactions which appears in any FSI or Flo-Sun Subsidiary filings made with, or written materials submitted to, any Governmental Entity.

               (e)  In exercising the rights provided by Sections
     5.03(c) and 5.03(d), each of the parties hereto agrees to act reasonably and as promptly as practicable.

                                 ARTICLE VI

                           ADDITIONAL AGREEMENTS

               SECTION 6.01. Company Stockholders' Meeting. Unless otherwise required pursuant to the applicable fiduciary duties of the Company Board to the stockholders of the Company (as determined in good faith by the Company Board based upon the advice of outside counsel), (a) the Company shall call and hold a meeting of its shareholders (the "COMPANY STOCKHOLDERS' MEETING") as promptly as practicable to consider and vote upon the approval of this Agreement and the Company shall use its reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective, (b) the Company Board shall recommend such approval, and (c) the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement.

               SECTION 6.02.  Registration Statement; Proxy Statement.
     (a) As promptly as practicable after the execution of this Agreement, (i) FSI, Newco and the Company shall prepare and Newco shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of the shares of Class A Common Stock to be issued to the shareholders of the Company in the Merger, a portion of which Registration Statement shall also serve as the proxy statement (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") relating to the Company Stockholders' Meeting. The Company shall furnish all information concerning the Company as Newco may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Newco shall use all reasonable efforts, and the Company will cooperate with Newco, to cause the Registration Statement to become effective as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger.
     Prior to the effective date of the Registration Statement, Newco shall take all action required under any applicable federal or state securities Laws in connection with the issuance of shares of Newco Common Stock pursuant to the Merger. Newco shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Registration Statement to the Company and advise the Company of any verbal comments with respect to the Registration Statement received from the SEC. Newco and the Company shall each give the other and its counsel the opportunity to review the Registration Statement and each document to be incorporated by reference therein and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Newco and the Company shall each use its best efforts, after consultation with the other party, to respond promptly to all such comments of and requests by the SEC. Unless otherwise required by the applicable fiduciary duties of the Company Board to the stockholders of the Company (as determined in good faith by the Company Board based upon the advice of outside counsel), as promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its shareholders.

               (b) Unless otherwise required pursuant to the applicable fiduciary duties of the Company Board to the stockholders of the Company (as determined in good faith by the Company Board based upon the advice of outside counsel), no amendment or supplement to the Proxy Statement or the Registration Statement will be made by Newco or the Company without the approval of the other party, which approval shall not be unreasonably withheld. Newco will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Class A Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               (c) Notwithstanding anything to the contrary in this Agreement, (i) Newco shall have no obligation to mail the Proxy Statement to the Company's stockholders unless and until Newco shall have received the "comfort letter" referred to in Section 6.10(a) and (ii) the Company shall have no obligation to mail the Proxy Statement to its stockholders unless and until the Company shall have received the "comfort letter" referred to in Section 6.10(b).

               (d) The information supplied by FSI and Newco for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and (iii) the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the time of the Company Stockholders' Meeting, any event or circumstance relating to FSI, Newco or any Flo-Sun Subsidiary, or their respective officers or directors, should be discovered by FSI or Newco which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, FSI or Newco shall promptly inform the Company.

               (e) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and (iii) the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the time of the Company Stockholders' Meeting any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform FSI and Newco.

               (f) All documents that Newco is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

               (g) All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

               SECTION 6.03.  Access to Information; Confidentiality.
     (a) To the fullest extent possible, consistent with applicable Law, the Company shall afford to FSI and its officers, employees, accountants, counsel, financial advisors and other representatives ("REPRESENTATIVES") reasonable access during normal business hours during the period prior to the Effective Time to all the officers, employees, agents, properties, books, contracts, commitments and records of the Company and the Company Subsidiaries, and during such period, the Company shall furnish promptly to FSI and its Representatives all information concerning the businesses, properties and personnel of the Company and the Company Subsidiaries as FSI may reasonably request.

               (b) Until the Effective Time, FSI will be bound by, and will hold any information received pursuant to this Agreement in confidence in accordance with the terms of, the confidentiality agreement with the Company dated February 25, 1997 (the "FLO-SUN CONFIDENTIALITY AGREEMENT").

               (c) To the fullest extent possible, consistent with applicable Law, FSI shall cause the Flo-Sun Subsidiaries to afford to the Company and its Representatives, reasonable access during normal business hours during the period prior to the Effective Time to all the officers, employees, agents, properties, books, contracts, commitments and records of the Flo-Sun Subsidiaries, and during such period, FSI shall cause the Flo-Sun Subsidiaries to furnish promptly to the Company and its Representatives all information concerning the businesses, properties and personnel of the Flo-Sun Subsidiaries as the Company may reasonably request.

               (d) Until the Effective Time, the Company will be bound by, and will hold any information received pursuant to this Agreement in confidence in accordance with the terms of, the confidentiality agreement with FSI dated May 12, 1997 (the "COMPANY CONFIDENTIALITY AGREEMENT" and, together with the Flo-Sun Confidentiality Agreement, the "CONFIDENTIALITY AGREEMENTS").

               (e) No investigation by either the Company or FSI shall affect the representations and warranties of the other.

               SECTION 6.04.  Approvals and Consents; Cooperation.
     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties (i) shall make promptly its filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions and (ii) shall use all reasonable efforts to obtain (A) all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and (B) all necessary consents, approvals or waivers from third parties and (iii) shall execute and deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

               (b) The Company and FSI each agrees that it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Restructuring Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated by this Agreement and the Restructuring Agreement.

               SECTION 6.05. No Solicitation of Transactions. (a) The Company agrees that neither it nor any Company Subsidiary shall, and that it shall cause its and each Company Subsidiary's Representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, the Company or any Company Subsidiary that, in any such case, could reasonably be expected to interfere with the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). The Company further agrees that neither it nor any Company Subsidiaries shall, and that it shall cause its and each Company Subsidiary's Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited bona fide written Acquisition Proposal to the holders of Company Common Stock if and only to the extent that, in any such case as is referred to in clause (ii) or (iii), (A) the Company Board concludes in good faith (after consultation with its legal counsel and financial advisors) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal, and would, if consummated, result in a transaction more favorable to holders of Company Common Stock than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"), (B) the Company Board determines in good faith after consultation with legal counsel that such action is necessary for it to act in a manner consistent with its fiduciary duties under applicable law, (C) prior to providing any information or data to any Person in connection with a Superior Proposal by any such Person, the Company Board receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Flo-Sun Confidentiality Agreement and (D) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company Board notifies FSI immediately of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, the Company, any Company Subsidiary or any of their Representatives indicating, in connection with such notice, the name of such Person and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it shall keep FSI informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

               (b) The Company agrees that it will take the necessary steps to promptly inform each Company Subsidiary and each Representative of the Company or any Company Subsidiary of the obligations undertaken in this Section 6.05.

               SECTION 6.06.  Employee Benefits Matters.  Annex A
     hereto sets forth certain agreements among the parties hereto with respect to employee benefits matters and is incorporated herein by this reference.

               SECTION 6.07. Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time, Newco shall, and shall cause the Surviving Corporation to, indemnify and hold harmless, each present and former director, officer, employee and fiduciary of the Company and each Company Subsidiary and each Person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary or employee of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES"), to the fullest extent permitted under applicable Law, against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
     Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee or fiduciary, whether occurring before or after the Effective Time, including, without limitation, the transactions contemplated by this Agreement (and shall also advance, or cause to be advanced, expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides the undertaking to repay such advances contemplated by Section 145(e) of the DGCL). Newco and Merger Sub agree that all rights to indemnification existing in favor of the Indemnified Parties as provided in the Company's By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

               (b) Without limiting the foregoing, in the event any claim, action, suit, proceeding or investigation (a "CLAIM") is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to Newco and the Surviving Corporation,
     (ii) Newco and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Newco and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Newco nor the Surviving Corporation shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
     Section 6.07, upon learning of any such Claim, shall notify Newco (but the failure so to notify Newco shall not relieve Newco from any liability that Newco may have under this Section 6.07 except to the extent such failure materially prejudices Newco), and shall deliver to Newco the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

               (c) For a period of six years after the Effective Time, Newco shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that Newco may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall Newco be required to expend pursuant to this Section 6.07(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $260,000 per year in the aggregate).

               SECTION 6.08.  Obligations of Newco and Merger Sub.
     (a) FSI shall take all action necessary to cause Newco to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

               (b) Newco shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

               SECTION 6.09. Affiliates' Letters. No later than 45 days from the date of this Agreement, the Company shall deliver to Newco a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act of the Company (each such person being a "COMPANY AFFILIATE"). The Company shall provide Newco with such information and documents as Newco shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable efforts to deliver or cause to be delivered to Newco, prior to the Effective Time, a letter substantially in the form attached hereto as Exhibit 6.09, executed by each of the Company Affiliates identified in the foregoing list and of any person who shall have become a Company Affiliate subsequent to the delivery of such list.

               SECTION 6.10. Letters of Accountants. (a) The Company shall use its reasonable efforts to cause to be delivered to Newco a "comfort" letter of Price Waterhouse LLP or Arthur Andersen LLP, the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective, and addressed to Newco, in the form, scope and content contemplated by Statement on Auditing Standards No. 72, as amended, issued by the American Institute of Certified Public Accountants, Inc. ("SAS 72"), relating to the financial statements and other financial data with respect to the Company and its consolidated subsidiaries included or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by Newco, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

               (b) Newco shall use its reasonable efforts to cause to be delivered to the Company a "comfort letter" of KPMG, Newco's independent public accountants, dated the date on which the Registration Statement shall become effective, and addressed to the Company, in the form, scope and content contemplated by SAS 72, relating to the financial statements and other financial data with respect to Newco and the Flo-Sun Subsidiaries included in or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by the Company, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

               SECTION 6.11. Listing Market. Newco shall promptly prepare and submit to the NYSE or such other stock exchange or market as the parties reasonably agree (the "LISTING MARKET") a listing application covering the shares of Class A Common Stock to be issued in the Merger and pursuant to Substitute Options, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Class A Common Stock, subject to official notice to the Listing Market of issuance, and the Company shall cooperate with Newco with respect to such listing.

               SECTION 6.12.  Tax Matters.  (a)  The parties hereto
     (i) shall take any and all actions, both before and after the Effective Time, necessary for the Transactions to qualify as a transfer of property governed by Section 351 of the Code and for the Merger to qualify as a reorganization governed by Section 368 of the Code and (ii) shall not take any action, either before or after the Effective Time, that would prevent or impede the Transactions from being treated as a transfer of property governed by Section 351 of the Code or that would prevent or impede the Merger from being treated as a reorganization governed by Section 368 of the Code.

               (b) FSI shall be solely responsible for and shall indemnify, defend and hold Newco harmless from and against any and all tax liabilities of or attributable to FSL by reason of FSL being severally liable for the tax attributable to income of any tax affiliate (other than FSL or any of its subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 or analogous state or local tax law with respect to any taxable period that begins before and ends after the Closing Time Date (a "STRADDLE PERIOD") and any and all taxable periods ending on or prior to the Closing Time Date.

               (c) For purposes of this Agreement, the amount of taxes attributable to the Pre-Closing Portion of a Straddle Period shall be determined based on an interim closing of the books as of the close of the Closing Time Date, except that the amount of any such taxes that are imposed on a periodic basis shall be determined by reference to the relative number of days in the Pre-Closing and Post-Closing portions of such Straddle Period.

               SECTION 6.13. Newco Governance. Annex B hereto sets forth certain agreements among the parties hereto with respect to corporate governance matters and is incorporated herein by this reference.

               SECTION 6.14. Company Rights Plan. The Company Board shall take all further action (in addition to that described in Section 3.20) necessary in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement, to terminate the Company Rights Agreement as of the Effective Time and to ensure that FSI, Newco and Merger Sub will not have any obligations in connection with the Rights Agreement or the Company Rights (including by redeeming the Company Rights immediately prior to the Effective Time or by amending the Company Rights Agreement). Except as otherwise provided in this Section 6.14 and Section 3.20, the Company shall not, prior to the Effective Time, redeem the Company Rights or amend or terminate the Company Rights Agreement unless (a) required to do so by order of a court of competent jurisdiction or (b) required by the applicable fiduciary duties of the Company Board to the stockholders of the Company (as determined in good faith by the Company Board based upon the advice of outside counsel).

               SECTION 6.15. Restructuring Agreement. (a) Without the prior written consent of the Company (such consent not to be unreasonably withheld), FSI and Newco shall not consent to any amendment of, or otherwise waive any benefit of, or agree to terminate the Restructuring Agreement or otherwise modify or amend the Restructuring Agreement in any respect, except the amendment contemplated by Section 6.15(c).

               (b) FSI and Newco agree to cooperate and consult with the Company with respect to, and otherwise keep the Company informed of developments relating to, satisfaction of the conditions to consummation of the Restructuring. FSI and Newco shall use their reasonable best efforts to consummate the Restructuring on or prior to the Effective Time.

               (c) Prior to the closing of the Restructuring, FSI and Newco shall cause the Restructuring Agreement to be amended so that (i) a Proportionate Change (as defined below) occurs, such Proportionate Change to be in the amount necessary that the maximum number of shares of Newco Common Stock that could be issued in the Exchanges (assuming that all securities held by Memorandum Recipients (as defined in the Information Memorandum) that could be exchanged in the Exchanges, without regard to whether Memorandum Recipients became signatories to the Restructuring Agreement, are so exchanged in accordance with the terms of the Restructuring Agreement) shall equal the result of multiplying (A) the Company Common Stock Amount by (B) the Ownership Ratio and (ii) the name of Newco shall be changed to a name to be agreed upon by the parties hereto prior to the closing of the Restructuring. A "PROPORTIONATE CHANGE" means a change to
     (1) each of the ODH Exchange Ratio, the Okeelanta Exchange Ratio and the FSL Exchange Ratio (each as defined in the Restructuring Agreement) resulting from multiplying each such exchange ratio by the same positive number (the "MULTIPLIER") and (2) the authorized amount of shares of Class A Common Stock and Class B Common Stock from the amounts set forth in Exhibit C to the Restructuring Agreement as would result from multiplying each such amount by the Multiplier.

               (d) Prior to the closing of the Restructuring, Newco shall amend its Certificate of Incorporation to read as set forth in Exhibit C to the Restructuring Agreement, as amended pursuant to Section 6.15(c) of this Agreement.

               (e) Prior to the closing of the Restructuring, Newco shall amend its By-Laws to read as set forth in Exhibit D to the Restructuring Agreement, as amended pursuant to Section 6.15 of this Agreement.

               SECTION 6.16. Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements, FSI and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Restructuring Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation.

               SECTION 6.17.  Subsequent Financial Statements.
     (a) Within 60 days following the end of each fiscal quarter ending less than 61 days prior to the Effective Time, Newco shall deliver to the Company copies of (i) the unaudited consolidated balance sheets of each of the Restructured Companies as of the end of such fiscal quarter and the related unaudited consolidated statements of earnings and retained earnings and cash flows (collectively, the "FLO-SUN SUBSEQUENT FINANCIAL STATEMENTS") and
     (ii) copies of the unaudited combined consolidated balance sheets of the Restructured Companies as of the end of such fiscal quarter and the related unaudited combined consolidated statements of earnings and retained earnings and cash flows (collectively, the "NEWCO SUBSEQUENT FINANCIAL STATEMENTS"). The Flo-Sun Subsequent Financial Statements (i) will be prepared from the books of account and other financial records of the respective Restructured Companies and their respective consolidated subsidiaries, (ii) will be prepared in accordance with U.S. GAAP (except for the omission of footnotes) applied with respect to the respective Restructured Companies on a consistent basis throughout the periods indicated and (iii) will present fairly, in all material respects, the consolidated financial position of the respective Restructured Companies as at the respective dates thereof and the results of their respective operations and their respective cash flows for the respective periods indicated therein except as otherwise noted therein (subject to normal and recurring year-end adjustments which shall not be expected, individually or in the aggregate, to have a Flo-Sun Material Adverse Effect and the omission of footnotes). The Newco Subsequent Financial Statements (1) will be prepared from the books of account and other financial records of the Restructured Companies and their respective consolidated subsidiaries, (2) will be prepared in accordance with U.S. GAAP (except for the omission of footnotes) applied on a consistent basis throughout the periods indicated and (3) will present fairly, in all material respects, the combined consolidated financial position of the Restructured Companies as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject to normal and recurring year-end adjustments which shall not be expected, individually or in the aggregate, to have a Flo-Sun Material Adverse Effect and the omission of footnotes).

               (b) As soon as practicable but in any event not later than 60 days after the date of this Agreement, Newco shall deliver to the Company true and complete copies of the audited combined consolidated balance sheets of the Restructured Companies for each of the three fiscal years ended as of March 31, 1997, 1996 and 1995 and the related audited combined consolidated statements of earnings and retained earnings and cash flows, together with all related notes thereto, accompanied by the reports thereon of KPMG (collectively, the "NEWCO AUDITED FINANCIAL STATEMENTS"). The Newco Audited Financial Statements
     (i) shall be prepared from the books of account and other financial records of the respective Restructured Companies and their respective consolidated subsidiaries, (ii) shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) shall present fairly, in all material respects, the combined consolidated financial position of the Restructured Companies as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein.

               (c) As soon as practicable following filing, the Company shall deliver to Newco a copy of each periodic report on Forms 10-Q or 10-K, so filed prior to the Effective Time. The financial statements contained therein are referred to as the "COMPANY SUBSEQUENT FINANCIAL STATEMENTS". The Company Subsequent Financial Statements (i) will be prepared from the books of account and other financial records of the Company and the consolidated Company Subsidiaries, (ii) will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) will present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and the results of their operations and cash flows for the respective periods indicated therein except as otherwise noted therein (subject in the case of unaudited statements, to normal and recurring year-end adjustments which shall not be expected, individually or in the aggregate, to have a Company Material Adverse Effect and the omission of footnotes).

                                ARTICLE VII

                          CONDITIONS TO THE MERGER

               SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, FSI, Newco and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

               (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation;

               (b) any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated;

               (c) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions;

               (d) the Restructuring shall have been consummated in accordance with the terms of the Restructuring Agreement;

               (e) Newco shall have amended its Certificate of Incorporation to read as set forth in Exhibit C to the Restructuring Agreement, as amended pursuant to
          Section 6.15(c) of this Agreement;

               (f) Newco shall have amended its By-Laws to read as set forth in Exhibit D to the Restructuring Agreement, as amended pursuant to Section 6.15(c) of this Agreement;

               (g) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect; and

               (h) the shares of Class A Common Stock to be issued in the Merger and pursuant to Substitute Options shall have been authorized for listing on the Listing Market, subject to official notice of issuance.

               SECTION 7.02. Conditions to the Obligations of FSI, Newco and Merger Sub. The obligations of FSI, Newco and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

               (a) each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of the Company that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and FSI shall have received a certificate of the chief financial officer of the Company to such effect;

               (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and FSI, Newco and Merger Sub shall have received a certificate of the chief financial officer of the Company to that effect; and

               (c) FSI, Newco and Merger Sub shall have received the opinion of KPMG reasonably satisfactory to FSI, Newco and Merger Sub, to the effect that for Federal income tax purposes, the Transactions will be treated as a transfer of property governed by Section 351 of the Code, which opinion shall not have been withdrawn or modified in any material respect.

               SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

               (a) each of the representations and warranties of FSI, Newco and Merger Sub set forth in this Agreement that is qualified as to materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of FSI, Newco and Merger Sub that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and the Company shall have received a certificate of the chief financial officer of FSI to such effect;

               (b) FSI, Newco and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the chief financial officer of FSI to that effect;

               (c) the number of shares of Newco Common Stock outstanding immediately prior to the Effective Time shall equal the (i) product of (A) the Company Common Stock Amount multiplied by (B) the Ownership Ratio less (ii) the number of shares of Company Common Stock that would have been issued in the Exchanges in respect of securities held by Memorandum Recipients (without regard to whether Memorandum Recipients became signatories to the Restructuring Agreement) that could have been, but were not, exchanged in the Exchanges; and

               (d) the Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Company, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a tax-free transaction for federal income tax purposes and the holders of Company Common Stock will not recognize gain on the surrender of their shares of Company Common Stock solely in exchange for shares of Class A Common Stock (in rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely exclusively without an independent investigation upon representations contained in representation letters of the Company and Newco substantially in the form of
          Exhibit 7.03(c), dated on or about the date of such opinion).

                                ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER

               SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby, as follows:

               (a)  by mutual written consent of FSI and the Company;

               (b) by either FSI or the Company, if the Effective Time shall not have occurred on or before March 31, 1998 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

               (c) by either FSI or the Company, if any Governmental Entity (i) shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or (ii) shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such denial of a request to issue such Order or take such other action shall have become final and nonappealable;

               (d) by FSI or the Company, if this Agreement and the transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption at the Company
          Stockholders' Meeting;

               (e) by FSI, if (i) the Company Board withdraws, modifies or changes its approval or recommendation of this Agreement or the Merger in a manner adverse to FSI, Newco or Merger Sub, (ii) the Company Board shall, at a time when there is an Acquisition Proposal, fail to reaffirm such approval or recommendation upon the reasonable request of FSI, Newco and Merger Sub, (iii) the Company Board shall approve or recommend any acquisition of the Company or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by the other parties hereto or an affiliate thereof; (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or (v) the Company Board shall resolve to take any of the actions specified in clauses (i) through
          (iv) of this Section 8.01(e);

               (f) by the Company, upon five Business Days' prior notice to FSI, Newco and Merger Sub, if, as a result of a Superior Proposal received by the Company from a Person other than a party to this Agreement or any of its affiliates, the Company Board determines in good faith that their fiduciary obligations under applicable Law require that such Superior Proposal be accepted; provided, however, that (i) the Company Board shall have concluded in good faith, after considering applicable provisions of Law and after giving effect to all concessions which may be offered by FSI, Newco and Merger Sub pursuant to clause (ii) below, on the basis of advice of counsel, that such action is necessary for the Company Board to act in a manner consistent with its fiduciary duties under applicable laws and (ii) prior to any such termination, the Company shall provide FSI, Newco and Merger Sub with an opportunity to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby; provided, however, that it shall be a condition to termination by the Company pursuant to this Section 8.01(f) that the Company shall have made the payment of the Alternative Transaction Fee (as defined below) to FSI required by Section 8.05(b);

               (g) by FSI, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) and Section 7.02(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that, if such Terminating Company Breach is curable by the Company and for so long as the Company continues to exercise all reasonable efforts to cure such Terminating Company Breach, FSI may not terminate this Agreement under this Section 8.01(g); or

               (h) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of FSI, Newco or Merger Sub set forth in this Agreement, or if any representation or warranty of Newco and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied ("TERMINATING FLO-SUN BREACH"); provided, however, that, if such Terminating Flo-Sun Breach is curable by FSI, Newco and Merger Sub and for so long as Newco and Merger Sub continue to exercise all reasonable efforts to cure such Terminating Flo-Sun Breach, the Company may not terminate this Agreement under this Section 8.01(h).

               SECTION 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of FSI, Newco, Merger Sub or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, except (a) as provided in Sections 8.05 and 9.01 and
     (b) nothing herein shall relieve any party from liability for any breach of this Agreement.

               SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

               SECTION 8.05. Expenses. (a) Except as set forth in this Section 8.05, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated, except that the Company and Newco each shall pay one-half of all Expenses (as defined below) relating to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement. "EXPENSES" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the Transactions.

               (b)  The Company and FSI agree that

                    (i)  if FSI shall terminate this Agreement
          pursuant to Section 8.01(e) and, at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist an Acquisition Proposal with respect to the Company or

                    (ii)      if the Company shall terminate this
          Agreement pursuant to Section 8.01(f) or

                    (iii)     if (A) FSI or the Company shall
          terminate this Agreement pursuant to Section 8.01(d) due to the failure of the Company's stockholders to approve and adopt this Agreement and (B) at the time of such failure to so approve and adopt this Agreement there shall exist an Acquisition Proposal and, within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal, then the Company shall pay to FSI an amount equal to the sum of
     (w) $5,000,000 (the "ALTERNATIVE TRANSACTION FEE") and (x) all of FSI's and Newco's Expenses up to an amount equal to $3,000,000 (the "EXPENSE AMOUNT"). The Company and FSI agree that, if FSI shall terminate this Agreement pursuant to Section 8.01(e) in circumstances in which the Alternative Transaction Fee is not payable, then the Company shall pay to FSI an amount equal to the sum of (y) $5,000,000 (the "TERMINATION FEE") and (z) all of FSI's and Newco's Expenses up to an amount equal to the Expense Amount.

               (c) The Alternative Transaction Fee required to be paid pursuant to Section 8.05(b)(ii) shall be made prior to, and shall be a pre-condition to effectiveness of termination of this Agreement pursuant to Section 8.01(f) and the Alternative Transaction Fee required to be paid pursuant to Section 8.05(b)(iii) shall be made to FSI on the next Business Day after a definitive agreement is entered into with a third party with respect to an Acquisition Proposal. Any payment of an Alternative Transaction Fee or a Termination Fee otherwise required to be made pursuant to Section 8.05(b) shall be made to FSI not later than two Business Days after termination of this Agreement. Payment of Expenses pursuant to Section 8.05(b) shall be made not later than two Business Days after delivery to the Company by FSI of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of FSI (which itemization may be supplemented and updated from time to time by FSI until the 60th day after FSI delivers such notice of demand for payment). All payments under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by FSI.

                                 ARTICLE IX

                             GENERAL PROVISIONS

               SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
     Section 8.01, as the case may be, except that the representations, warranties and agreements set forth in Articles I and II and Sections 6.06, 6.07, 6.12 and 6.13 and
     Article IX shall survive the Effective Time for the respective periods set forth in such sections or, if no such period is specified, indefinitely and those set forth in Sections 3.19, 4.17, 6.03(b), 6.03(d), 8.02 and 8.05 and Article IX shall survive termination for the respective periods set forth in such sections or, if no such period is specified, indefinitely.

               SECTION 9.02. Notices. (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be sent by an overnight courier service that provides proof of receipt, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to the Company:

                    Savannah Foods & Industries, Inc.
                    Two East Bryan Street
                    Savannah, GA  81401
                    Attention:  Corporate Secretary
                    Telecopier No.:   912-651-4905

               with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    919 Third Avenue
                    New York, New York  10022
                    Telecopier No.:  (212) 735-2000
                    Attention:  Stephen M. Banker

               if to FSI, Newco or Merger Sub:

                    Flo-Sun Incorporated
                    316 Royal Poinciana Plaza
                    Palm Beach, FL  33480
                    Attention:  Donald W. Carson
                    Telecopier No.:  (561) 659-3206

               with a copy to:

                    Shearman & Sterling
                    599 Lexington Avenue
                    New York, New York  10022
                    Telecopier No.:  (212) 848-7179
                    Attention:  John J. Madden

               (b) If this Agreement provides for a designated period after a notice within which to perform an act, such period shall commence on the date of receipt or refusal of the notice.

               (c) If this Agreement requires the exercise of a right by notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of delivery to the courier service, telecopying or mailing of the notice pursuant to which such right is exercised.

               (d) Notices of changes of address shall be effective only upon receipt.

               SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

               (a) "AFFILIATE" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

               (b) "BENEFICIAL OWNER" with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or
          (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

               (c) "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

               (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

               (e)  "GOVERNMENTAL ENTITY" means any United States
          (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency or commission;

               (f) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, (i) in the case of the Company, if any of the executive officers of the Company has actual knowledge of such matter after making due inquiry of all Persons who directly report to such executive officers and
          (ii) in the case of FSI, if any of the executive officers of FSI has actual knowledge of such matter after making due inquiry of all executive officers of each Flo-Sun Subsidiary;

               (g) "LAW" means any United States (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree;

               (h) "ORDER" means any decree, judgment, injunction, ruling or other order (whether temporary, preliminary or permanent);

               (i) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person
          (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

               (j) "SUBSIDIARY" or "SUBSIDIARIES" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

               SECTION 9.05. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

               SECTION 9.06. Interpretation. (a) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement" and "the date hereof" shall be deemed to refer to July 14, 1997.

               (b) The parties hereto acknowledge that certain matters set forth in the Disclosure Schedule are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement and that disclosure of such matters shall not be taken as an admission by the Company that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement. Notwithstanding anything to the contrary in Articles III and IV, each section of the Disclosure Schedule that includes an asterisk in its heading is intended to be responsive to statements in the correspondingly numbered representation or warranty requesting a listing of specified matters and does not list exceptions to the correspondingly numbered representation and warranty.

               SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

               SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court.

               SECTION 9.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II (which may be enforced by the beneficiaries thereof), Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons) and Section 6.13 and Annex B, to the extent provided therein.

               SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.11. Waiver of Jury Trial. Each of FSI, Newco, the Company and Merger Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of FSI, Newco, the Company or Merger Sub in the negotiation, administration, performance and enforcement thereof.

               SECTION 9.12. Entire Agreement. This Agreement (including the Annexes, the Exhibits, the Company Disclosure Schedule and the Flo-Sun Disclosure Schedule) constitutes the entire agreement among the parties with respect to the subject matter hereof and, except for the Confidentiality Agreements, supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.


               IN WITNESS WHEREOF, FSI, Newco, Merger Sub and the
     Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      FLO-SUN INCORPORATED

                                      By /s/ Donald W. Carson
                                        -------------------------------
                                        Name:  Donald W. Carson
                                        Title: Executive Vice President


                                      XSF HOLDINGS, INC.

                                      By /s/ Donald W. Carson
                                        -------------------------------
                                        Name:  Donald W. Carson
                                        Title: Executive Vice President


                                      DXE MERGER CORP.

                                      By /s/ Donald W. Carson
                                        -------------------------------
                                        Name:  Donald W. Carson
                                        Title: Executive Vice President


                                      SAVANNAH FOODS &
                                        INDUSTRIES, INC.

                                      By /s/ William W. Sprague
                                        -------------------------------
                                        Name:  William W. Sprague
                                        Title: President and Chief
                                                 Executive Officer




                                        EXHIBIT 6.09 TO THE
                                        AGREEMENT AND PLAN OF MERGER

                        FORM OF AFFILIATE LETTER FOR
                         AFFILIATES OF THE COMPANY

                                   [DATE]

     [NEWCO]
     [ADDRESS]

     Ladies and Gentlemen:

               I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Savannah Foods & Industries, Inc., a Delaware corporation (the "COMPANY"), as the term "AFFILIATE" is defined for purposes of paragraphs (c) and
     (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Agreement and Plan of Merger dated as of July 14, 1997 (the "Merger Agreement") among Flo-Sun Incorporated, a Florida corporation ("FSI"), XSF Holdings, Inc., a Delaware corporation ("NEWCO"), DXE Merger Corp., a Delaware corporation ("MERGER SUB"), and the Company, Merger Sub will be merged with and into the Company (the "MERGER"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

               As a result of the Merger, I may receive shares of Class A common stock, par value $.01 per share, of Newco ("CLASS A COMMON STOCK"). I would receive such Class A Common Stock in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.50 per share, of the Company ("COMPANY COMMON STOCK").

          1. I represent, warrant and covenant to Newco that in the event I receive any Class A Common Stock as a result of the
     Merger:

               A. I shall not make any sale, transfer or other disposition of the Class A Common Stock in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Class A Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

               C. I have been advised that the issuance of the Class A Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Class A Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Class A Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Newco, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               D. I understand that Newco is under no obligation to register the sale, transfer or other disposition of the Class A Common Stock by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

               E. I understand that there will be placed on the certificates for the Class A Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [____________], 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND NEWCO, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF NEWCO."

               F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Newco reserves the right to put the following legend on the certificates issued to my transferee:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

          2. By Newco's acceptance of this letter, Newco hereby agrees with me as follows:

               A. For so long as and to the extent necessary to permit me to sell the pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Newco shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and (ii) furnish to me upon request a written statement as to whether Newco has complied with such reporting requirements during the 12 months preceding any proposed sale of the Class A Common Stock by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Newco hereby represents to me that it has filed all reports required to be filed with the Commission under
     Section 13 of the 1934 Act during the preceding 12 months.

               B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if
     (i) two years shall have elapsed from the date the undersigned acquired the Class A Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Class A Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Newco has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Newco, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                             Very truly yours,

                                             ___________________
                                             Name:

     Agreed and accepted this __day
     of [____________], 1997, by

     [NEWCO]

     By:_____________________________
        Name:
        Title:



                                        EXHIBIT 7.03(c)(i) TO THE
                                        AGREEMENT AND PLAN OF MERGER

                  [SAVANNAH FOODS & INDUSTRIES, INC.]
                    [FORM OF OFFICER'S CERTIFICATE]

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York  10022

               On behalf of Savannah Foods & Industries, Inc. (the "Company"), the undersigned, in connection with the opinion to be delivered by you in connection with the Closing relating to the Agreement and Plan of Merger (the "Agreement"; terms used but not defined herein have the meaning ascribed to them in the Agreement) dated as of July 14, 1997 among DXE Merger Corp. ("Merger Sub"), a direct wholly-owned subsidiary of XSF Holdings, Inc. ("Parent"), Parent, Flo-Sun Incorporated and the Company, hereby certifies that, to the extent the facts relate to the Company to his knowledge and after due diligence with respect to the Company, and to the extent otherwise without knowledge to the contrary:

               1. The fair market value of the Parent Common Stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

               2. There is no plan or intention by the shareholders of the Company who own 5 percent or more of the Company Common Stock and, to the best of the knowledge of the management of the Company, there is no plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property, surrendered by dissenters will be treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock and shares of Parent Common Stock held by the Company shareholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the Merger will be considered in making this representation.

               3. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of the Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to shareholders who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.

               4. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

               5. Merger Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

               6.   Parent, Merger Sub, the Company and the
     shareholders of Company will pay their respective expenses, if any, incurred in connection with the Merger.

               7. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

               8. In the Merger, shares of Company Common Stock representing control of the Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with Parent will be treated as outstanding Company Common Stock on the date of the Merger.

               9. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in Section 368(c) of the Code.

               10. The Company is not an investment company as defined in Sections 368(a)(2)(f)(iii) and (iv) of the Code.

               11. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

               12. The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

               13. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock, none of the shares of Parent Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

               I understand that Skadden, Arps, Slate, Meagher & Flom LLP, as special counsel to the Company, will rely on this certificate in rendering its opinion concerning certain of the United States federal income tax consequences of the Merger and thereby commit to inform you if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.

               IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be executed on this ____ day of _____, 1997 by its officer hereunto duly authorized.

                                   SAVANNAH FOODS & INDUSTRIES, INC.


                                   By:_______________________________
                                       Name:
                                       Title:




                                        EXHIBIT 7.03(c)(ii) TO THE
                                        AGREEMENT AND PLAN OF MERGER


                        [XSF HOLDINGS, INC.]
                   [FORM OF OFFICER'S CERTIFICATE]


     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York  10022

               On behalf of XSF Holdings, Inc. ("Parent"), the undersigned, in connection with the opinion to be delivered by you in connection with the Closing relating to the Agreement and Plan of Merger (the "Agreement"; terms used but not defined herein have the meaning ascribed to them in the Agreement) dated as of July 14, 1997 among Flo-Sun Incorporated, DXE Merger Corp. ("Merger Sub"), a direct wholly-owned subsidiary of Parent, Parent and Savannah Foods & Industries, Inc. (the "Company"), hereby certifies that, to the extent the facts relate to the Parent to his knowledge and after due diligence with respect to the Parent, and to the extent otherwise without knowledge to the contrary:

               1. The fair market value of the Parent Common Stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

               2. Prior to the Merger, Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

               3. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

               4. Parent has no plan or intention to liquidate the Company, to merge the Company with or into another corporation, to sell or otherwise dispose of the stock of the Company except for transfers of stock to corporations controlled by Parent, or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company.

               5. Merger Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

               6. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

               7.   Parent, Merger Sub, the Company and the
     shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

               8. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

               9. In the Merger, shares of Company Common Stock representing control of the Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with Parent will be treated as outstanding Company Common Stock on the date of the Merger.

               10. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in Section 368(c) of the Code.

               11. Parent does not own, nor has it owned during the past five years, any shares of the stock of the Company.

               12. Neither the Parent nor Merger Sub is an investment company as defined in Sections 368(a)(2)(f)(iii) and (iv) of the Code.

               13. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

               I understand that Skadden, Arps, Slate, Meagher & Flom LLP, as special counsel to the Company, will rely on this certificate in rendering its opinion concerning certain of the United States federal income tax consequences of the Merger and thereby commit to inform you if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.

               IN WITNESS WHEREOF, the Parent has caused this
     Officer's Certificate to be executed on behalf of Parent and
     Merger Sub on this ____ day of      , 1997 by its officer
     hereunto duly authorized.

                                   XSF HOLDINGS, INC.


                                   By:________________________
                                      Name:
                                      Title:



                                             ANNEX A TO THE
                                             AGREEMENT AND PLAN OF MERGER


     AGREEMENTS RESPECTING PLANS AND OTHER EMPLOYEE BENEFIT MATTERS

               1. (a) For a period of one year immediately following the Closing Date, Newco shall provide or cause the
     Surviving Corporation to provide all employees of the Company who continue to be employed by Newco or the Surviving Corporation or any of their respective affiliates as of the Effective Time ("CONTINUING EMPLOYEES") with compensation and benefits on terms which are, in the aggregate, not substantially less favorable than those provided to the Continuing Employees immediately prior to the date hereof.

                    (b) Newco further agrees that, for purposes of all employee benefit plans of Newco or the Surviving Corporation or any of their respective affiliates in which Continuing Employees participate from and after the Effective Time and under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to Continuing Employees for service previously credited with the Company or its subsidiaries prior to the Effective Time to the extent that such crediting of service does not result in duplication of benefits.

                    (c) Newco shall cause each employee benefit plan in which Continuing Employees participate from and after the Effective Time to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Company plan prior to the Effective Time and (ii) any waiting period limitation which would otherwise be applicable to a Continuing Employee on or after the Effective Time to the extent the Continuing Employee had satisfied any similar waiting period under an analogous Company plan prior to the Effective Time.

               2. FSI and Newco acknowledge that the consummation of the Merger shall constitute a "Change in Control" for purposes of the Company Stock Option Plan.

               3. (a) Concurrently with the execution of this Agreement, Newco and Messrs. Alfonso Fanjul, Jose Pepe Fanjul and William W. Sprague III have entered into employment agreements in substantially the forms previously agreed by the parties hereto.

                    (b)  Newco intends to enter into employment
     agreements as soon as practicable following the date hereof with the Continuing Employees listed, and subject to the terms set forth, in the letter previously delivered by Newco to the Company.



                                             ANNEX B TO THE
                                             AGREEMENT AND PLAN OF MERGER

                         CORPORATE GOVERNANCE MATTERS

     1.   Board of Directors

          (a) (i) Immediately following the Effective Time and subject to applicable Law and the rules of the Listing Market, FSI shall cause the Newco Board to consist of 12 directors and shall cause four persons designated by the Company (the "INITIAL COMPANY DESIGNEES") to be members of the Newco Board, such Initial Company Designees to be (A) selected by the Company Board from among its members on the date of this Agreement or (B) persons selected by the Company Board and reasonably satisfactory to FSI and Newco.

               (ii) Immediately following the Effective Time until the fifth anniversary of the Effective Time (the "FIFTH ANNIVERSARY") and subject to applicable Law and the rules of the Listing Market, FSI and Newco shall take all actions within their power to cause four Company Designees to be members of the Newco Board and to cause the Newco Board to continue to consist of 12 directors and FSI shall vote all shares of Newco Voting Stock (as defined below) held by it, and shall cause to be voted all shares of Newco Voting Stock held by any other FSI Group Member (as defined below), for the election of at least such number of Company Designees up for election as shall, when added to Company Designees then serving but not up for election, equal four. "COMPANY DESIGNEE" means a member of the Company Board who is an Initial Company Designee or who became a member of the Newco Board pursuant to the provisions of clause (iii) of this Section 1(a). "NEWCO VOTING STOCK" means capital stock of Newco entitled to vote in the election of directors. An "FSI GROUP MEMBER" means FSI, any Person that is a subsidiary of FSI and any Person that is controlled by FSI, other than: (A) Newco, (B) subsidiaries of Newco and (C) Persons controlled by Newco.

               (iii) From the Effective Time until the Fifth Anniversary and subject to applicable Law and the rules of the Listing Market, if any Company Designee ceases to be a member of the Newco Board, FSI and Newco shall take all actions within their power to cause a replacement chosen by the then remaining Company Designees and reasonably acceptable to the Newco Board to become a member of the Newco Board and FSI shall vote all shares of Newco Voting Stock held by it, and shall cause to be voted all shares of Newco Common Stock held by any other FSI Group Member, for the election of such replacement when such replacement comes up for election by the holders of Newco Common Stock.

          (b) (i) From the Effective Time until the Fifth Anniversary and subject to applicable Law and the rules of the Listing Market, FSI and Newco shall take all actions within their power (A) to cause each standing committee of the Newco Board to include not less than one of the Company Designees as a member of the committee, such Company Designee to be selected by the Newco Board and (B) if so requested by a majority of the Company Designees, to cause any other committee of the Newco Board to include not less than one of the Company Designees as a member of the Committee.

               (ii) After the Fifth Anniversary and subject to applicable Law and the rules of the Listing Market, FSI and Newco shall take all actions within their power (A) to cause each standing committee of the Newco Board to include not less than one Independent Director (as defined below) as a member of the committee, such Independent Director to be selected by the Newco Board and (B) if so requested by a majority of the Independent Directors, to cause any other committee of the Newco Board to include not less than one Independent Director as a member of the Committee.

          (c) After the second anniversary of the Effective Time (the "SECOND ANNIVERSARY") and subject to applicable Law and the rules of the Listing Market, FSI and Newco shall take all actions within their power to cause four members of the Newco Board to be Independent Directors and FSI shall vote all shares of Newco Voting Stock held by it, and shall cause to be voted all shares of Newco Voting Stock held by any other FSI Group Member, for the election of such number of Independent Directors up for election as shall, when added to Independent Directors then serving but not up for election, equal four.

          (d) An "INDEPENDENT DIRECTOR" means any member of the Newco Board (i) who (A) is not a Family Member (as defined below), (B) is not and has not been in the previous five years a director of any FSI Group Member or any Family Controlled Entity (as defined below) or a trustee of any Family Trust (as defined below), (C) is not and has not been in the previous five years an officer or employee of any FSI Group Member, any Family Controlled Entity, the Company, Newco or any Restructured Company, (D) does not have any Significant Business Relationship with any Family Member, any Family Controlled Entity, any Family Trust, any FSI Group Member, any director or officer of an FSI Group Member or of a Family Controlled Entity, any trustee of a Family Trust, or Newco, except, in the case of Newco, as a director or as a holder of securities issued by Newco, and (E) is not a parent, child, brother, sister or spouse of any Person who would not be an Independent Director under the foregoing clauses of this sentence or (ii) who receives Independent Director Approval to be designated as an "Independent Director," which designation may be effective for such purpose or purposes and during such periods of time as specified by the Independent Directors approving such designation. Company Designees who are also Independent Directors shall be counted as Company Designees for purposes of the provisions relating to Company Designees in this Annex B and as Independent Directors for purposes of provisions relating to Independent Directors in this Annex B; provided, however, that Mark Wilkinson's service on the Board of Directors of Okeelanta and on the Board of Directors of FSI prior to the Effective Time shall not be taken into account in determining whether he is an Independent Director if he resigns such directorships prior to the Effective Time. As used in this Annex B, (x) the terms "FAMILY MEMBER," "FAMILY TRUST" and "PERMITTED TRANSFEREE" shall have the respective meanings given those terms in Exhibit C to the Restructuring Agreement and (y) the term "FAMILY CONTROLLED ENTITY" shall have the meaning given that term in Exhibit C to the Restructuring Agreement, except that Newco and its subsidaries shall be deemed not to be Family Controlled Entities for purposes of this Annex B.

          (e) A "SIGNIFICANT BUSINESS RELATIONSHIP" with a Person means (i) a business relationship involving any transaction, or series of related transactions, with such Person in the twelve months prior to determination, in which the consideration received by the member of the Newco Board represented 4% or more of such member's income during such twelve months or 4% or more of such member's net worth or which is otherwise financially significant to the member of the Newco Board; or (ii) the ownership, by a member of the Newco Board, of equity securities issued by such Person having a value in excess of 4% or more of such member's net worth or which is otherwise financially significant to the member of the Newco Board.

          (f) In the event any determination or interpretation is required with respect to the application of the provisions of Sections 2(d) and (e) of this Annex B to a particular member of the Newco Board, such determination or interpretation shall require Independent Director Approval (with the member as to whom such determination is being made not participating in the making of such determination or interpretation).

     2.   Business Opportunities

          (a) Except with respect to operations in the Dominican Republic and Cuba, FSI shall use all reasonable efforts to provide Newco with the opportunity to participate, on a commercially reasonable basis, in any Significant Business Opportunity (as defined below) that becomes available to any FSI Group Member (as defined below) after the Effective Time, except to the extent any such participation would result in a violation of Law or of any material agreements by which Newco is bound.

          (b) With respect to operations in Cuba, FSI shall use all reasonable efforts to provide Newco with the opportunity to participate, on a commercially reasonable basis, in any Significant Business Opportunity that becomes available to any FSI Group Member after the Effective Time, except (i) with respect to Sugar Assets that were part of, or become available in compensation for, Sugar Assets in Cuba owned or controlled, directly or indirectly, by members (living or deceased) of the families of the controlling stockholders of FSI at any time prior to the Effective Time and (ii) to the extent that any such participation would result in a violation of Law or of any material agreement by which Newco is bound.

          (c) FSI and Newco shall, in connection with all matters relating to Significant Business Opportunities and Significant Investments (as defined below), each act promptly, reasonably and in good faith in all dealings with each other.

          (d) A "SIGNIFICANT BUSINESS OPPORTUNITY" means an opportunity to participate in a Significant Investment (as defined below). A "SIGNIFICANT INVESTMENT" means (i) a transaction or series of related transactions involving the purchase, license, lease or use of Sugar Assets having an aggregate fair market value in excess of $1,000,000 (as estimated by FSI in good faith), other than (A) transactions in Sugar Products (as defined below) in the ordinary course of the then existing businesses of FSI and its affiliates and (B) transactions between FSI and its subsidiaries or (ii) an investment in excess of $1,000,000 (whether paid in cash or in assets or securities having a fair market value (as estimated by FSI in good faith) equal to such amount) in any Person in the business of owning or controlling Sugar Assets (whether directly or indirectly). "SUGAR ASSETS" are assets used in or in connection with farming, milling, refining, processing, distribution or sale of any of the following: sugar cane, sugar beets, sugar and products made from or in connection with the refining or processing of sugar cane, sugar beets or sugar (collectively, "SUGAR PRODUCTS").

     3.   Related Party Transactions

          (a) Significant Transactions between Newco or any subsidiary of Newco, on the one hand, and any FSI Person (as defined below), on the other hand, including any such Significant Transactions in connection with a Significant Investment, shall be subject to the approval of the Newco Board. The Newco Board shall, after consulting with outside counsel, implement appropriate procedures to review and consider such Significant Transactions and may, in its discretion, delegate its duties under this Section 3(a) to one or more appropriate committees of the Newco Board.

          (b) A "SIGNIFICANT TRANSACTION" means any transaction or series of related transactions involving consideration paid or to be paid in excess of $60,000 in any one twelve month period or $250,000 in the aggregate, other than transactions in connection with an employment arrangement approved by or stock options granted by the Compensation Committee (or other committee performing the functions of a compensation committee).

          (c) An "FSI PERSON" means any Person that is (i) a Family Member, a Family Controlled Entity or a Family Trust, (ii) an FSI Group Member, (iii) a director or officer of an FSI Group Member, or (iv) a parent, child, brother, sister or spouse of any Person described in clause (iii) of this Section 3(c).

     4.   Business Combination Transactions With Third Parties

          (a) Newco shall not, and FSI agrees not to cause Newco to, become a party to any Business Combination Transaction not subject to Section 5 of this Annex B except such a Business Combination Transaction in which all of the then outstanding shares of Class A Common Stock and Class B Common Stock are entitled to be transferred, exchanged or otherwise disposed of for, or receive, the same consideration; provided, however, that to the extent that such consideration consists of voting securities, the voting securities to be received by holders of then outstanding shares of Class B Common Stock may differ from the voting securities to be received by holders of then outstanding shares of Class A Common Stock to the same extent (and only to the same extent) that Class B Common Stock differs from Class A Common Stock; provided, further, that the issuer of such securities continues to be bound by provisions substantially the same as this Annex B for the remaining periods the respective provisions hereof would have been applicable if such Business Combination Transaction had not occurred.

          (b) A "BUSINESS COMBINATION TRANSACTION" means a reorganization, merger or consolidation involving Newco or a sale or other disposition of all or substantially all assets of Newco.

     5.   Certain Purchases and Business Combinations

          (a) Subject to Sections 5(b) and 5(c) below, after the Effective Time, (i) FSI shall not, and shall not permit any FSI Group Member to, enter into a Business Combination Transaction with Newco or any subsidiary of Newco and Newco shall not enter into a Business Combination Transaction with any FSI Person,
     (ii) FSI shall not, and shall not permit any FSI Group Member to, purchase or otherwise acquire, any capital stock of Newco, any warrants or options to purchase capital stock of Newco, any securities convertible into capital stock of Newco or any other rights to acquire capital stock of Newco and (iii) Newco shall not and FSI shall not, and FSI shall not permit any FSI Group Member to, cause Newco to, purchase or otherwise acquire any outstanding shares of Newco's capital stock.

          (b) Newco and FSI Group Members may engage in any transaction otherwise prohibited by Section 5(a)(i) if:
     (i) (A) (1) such transaction receives Independent Director Approval (as defined below) and (2) if such Independent Director Approval occurs prior to the Second Anniversary, such transaction receives Company Designee Approval (as defined below) in advance of its consummation and (3) the Newco Board shall have received an opinion from a nationally recognized investment bank, selected by the Newco Board with Independent Director Approval, that the per share consideration to be received by the holders of Newco Common Stock (other than FSI Persons) is fair, from a financial point of view, to such holders and would be fair, from a financial point of view, to the holders of all of the outstanding shares of Newco Common Stock if all such shares were being sold in an arms-length transaction in which the holders of such shares all received such consideration, or (B) (1) a proposal to approve such transaction receives, in advance of the consummation of such transaction, Independent Stockholder Approval (as defined below) and (2) if such Independent Stockholder Approval occurs prior to the Second Anniversary, such transaction receives Company Designee Approval and (3) the Newco Board shall have received an opinion from a nationally recognized investment bank selected by the Newco Board with Independent Director Approval that the per share consideration to be received by the holders of Newco Common Stock (other than FSI Persons) is fair, from a financial point of view, to such holders and would be fair, from a financial point of view, to the holders of all of the outstanding shares of Newco Common Stock if all such shares were being sold in an arms-length transaction in which the holders of such shares all received such consideration; or (ii) in the case of a Business Combination between FSI and Newco in which the only consideration is shares of capital stock of Newco or FSI or a new company that would own Newco and FSI (except for cash paid in lieu of fractional shares) and in which Newco, FSI or such new company, as the case may be, agrees to be bound by provisions substantially the same as this Annex B for the remaining periods the respective provisions hereof would have been applicable if such Business Combination had not occurred, (A) it occurs at a time when the only material assets of FSI are its holdings of shares of capital stock of Newco and FSI has no material liabilities and (B) the stockholders of Newco other than FSI shall own, immediately after the consummation of such Business Combination, (1) the same or a greater aggregate percentage of the outstanding shares of the capital stock of Newco, FSI or such new company, as the case may be, as such stockholders owned, in the aggregate, of Newco immediately prior to the consummation of such Business Combination and (2) the same or a greater aggregate percentage of the voting power of the outstanding shares of capital stock of Newco, FSI or such new company, as the case may be, as such stockholders owned, in the aggregate, of Newco immediately prior to the consummation of such Business Combination. "INDEPENDENT DIRECTOR APPROVAL" means the approval of a majority of the members of the Newco Board who are Independent Directors, except any Independent Directors who, after receiving notice of the meeting at which such approval is to be sought setting forth the matters to be acted on, abstain or do not vote with respect to the matter for which their approval is sought. "COMPANY DESIGNEE APPROVAL" means the approval of a majority of the members of the Newco Board who are Company Designees other than any such Company Designee who is or was an officer or employee of Newco, except any Company Designees who, after receiving notice of the meeting at which such approval is to be sought setting forth the matters to be acted on, abstain or do not vote with respect to the matter for which their approval is sought. "INDEPENDENT STOCKHOLDER APPROVAL" of a proposal means that such proposal received the affirmative vote of a majority of the votes cast with respect to such proposal by holders of Newco Voting Stock, voting together as a single class, excluding all votes cast with respect to shares of Newco Voting Stock held by FSI Persons and all votes cast with respect to shares of Class B Common Stock.

          (c) FSI Group Members may engage in any transaction otherwise prohibited by Section 5(a)(ii) and Newco may engage in any transaction otherwise prohibited by Section 5(a)(iii) if:
     (i) such transaction (A) receives Independent Director Approval and (B) if such Independent Director Approval occurs prior to the Second Anniversary, receives Company Designee Approval or (ii) such transaction would not result in (A) the acquisition, after the Effective Time, by FSI Persons of beneficial ownership of more than 5% of the outstanding capital stock of Newco (with any acquisition by FSI Persons of any warrants, options and other rights to purchase capital stock of Newco being counted as an acquisition of the shares for which such options, warrants or other rights are exercisable and with any acquisition by FSI Persons of any securitiy convertible into capital stock of Newco being counted as an acquisition of the shares into which such security is convertible) in the 12-month period preceding the consummation of such transaction or (B) the beneficial ownership by FSI Persons of more than 70% of the shares of Newco Common Stock outstanding on the date of consummation of such transaction, after giving effect to the exercise of all warrants, options and other rights to purchase capital stock of Newco beneficially owned by FSI Persons and the conversion of all securities convertible into capital stock of Newco beneficially owned by FSI Persons, regardless of whether convertible or exercisable at the time of such consummation or (C) the beneficial ownership by Family Members, Family Controlled Entities and Family Trusts of more than 60% of the shares of Newco Common Stock outstanding on the date of consummation of such transaction, after giving effect to the exercise of all warrants, options and other rights to purchase capital stock of Newco beneficially owned by Family Members, Family Controlled Entities and Family Trusts and the conversion of all securities convertible into capital stock of Newco beneficially owned by such Persons, regardless of whether convertible or exercisable at the time of such consummation.

     6.   Sales of Shares of Class B Common Stock

          (a) FSI shall not and shall cause the FSI Group Members not to transfer, exchange or otherwise dispose of any shares of Class B Common Stock except (i) to a Permitted Transferee that agrees, in writing, to be bound by the restrictions on transfer applicable to FSI pursuant to this Section 6, the voting obligations of FSI pursuant to Section 1 of this Annex B, and, to the extent it is within the power of such Permitted Transferee to meet such obligations, the obligations of FSI pursuant to the other provisions of this Annex B, (ii) by FSI or a Family Controlled Entity to its stockholders, provided that each such stockholder agrees, in writing, to be bound by (A) the restrictions on transfer applicable to FSI pursuant to this
     Section 6, (B) the voting obligations of FSI pursuant to Section 1 of this Annex B, and (C) if such stockholder is a Permitted Transferee, to the extent it is within the power of such Permitted Transferee to meet such obligations, the obligations of FSI pursuant to the other provisions of this Annex B or (iii) in a transaction or series of related transactions permitted under
     Section 4 of this Annex B or (iv) after the third anniversary of the Effective Time, in any transaction that would, pursuant to Newco's Certificate of Incorporation, require or result in the conversion of the shares of Class B Common Stock to Class A Common Stock (including any such transactions pursuant to a public offering and any such transactions permitted under Rule 144 promulgated under the Exchange Act or any successor rule); provided, however, that no such transactions or series of related transactions pursuant to clause (iv) of this Section 6(a) with a single Person or a related group of Persons shall involve the transfer of more than 10% of outstanding shares of Newco Common Stock.

          (b) After the third anniversary of the Effective Time, FSI shall have registration rights with respect to shares of Class A Common Stock as provided for in Section 4.12 of the Restructuring Agreement and FSI and any Permitted Transferee shall each be entitled to assign such registration rights in whole or in part, to any Permitted Transferee.

     7.   Parties in Interest; Survival; Amendments to this Annex B

          Notwithstanding anything to the contrary contained in this
     Agreement: (a) the parties to this Agreement agree that the holders of shares of Newco Common Stock, other than FSI Persons, shall be entitled to the benefits of the covenants contained in this Annex B; (b) the provisions of this Annex B shall survive until (i) the 90th consecutive day that FSI Persons have beneficially owned, in the aggregate, shares of Newco Voting Stock having less than 15% of the voting power of the then outstanding Newco Voting Stock after (A) giving effect to the exercise of all warrants, options and other rights to purchase capital stock of Newco beneficially owned by FSI Persons and the conversion of all securities convertible into capital stock of Newco beneficially owned by FSI Persons, regardless of whether convertible or exercisable at the time of such consummation and
     (B) attributing beneficial ownership to FSI of any shares of Class B Common Stock held by Permitted Transferees (as defined in the form of Amended and Restated Certificate of Incorporation of Newco attached as Exhibit C to the Restructuring Agreement) who are not FSI Persons and (ii) if earlier, the time set forth in the respective provisions; and (c) any amendment of any provision of this Annex B shall, in addition to any approval required pursuant to Section 8.03 of this Agreement, require Independent Stockholder Approval and, if such amendment occurs before the Second Anniversary, shall also require Company Designee Approval.

     8.   Miscellaneous

          (a) FSI will not take any action that would cause Newco to violate the covenants and agreements of Newco contained in this Annex B.

          (b) Nothing contained in this Annex B (including, but not limited to, the provisions of Section 6(a)(ii)) shall be deemed to create any right in any Person to hold Class B Common Stock who would not be permitted to do so pursuant to the Certificate of Incorporation of Newco.